As filed with the Securities and Exchange Commission on February 12, 2010

Registration No. 333-164024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UNITED STATES COMMODITY INDEX FUNDS TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	27-1537655
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502 510.522.9600	Nicholas D. Gerber 1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James M. Cain, Esq.
W. Thomas Conner, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, DC 20004-2415
202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Units of United States Commodity Index Fund	1,000	$50.00	$50,000	$3.57

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.
(2)	Previously paid in connection with the initial filing of the registration statement on December 24, 2009.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Sponsor and the Trust are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION

United States Commodity Index Fund

1,000 Units

United States Commodity Index Fund (“USCI”) is a commodity pool that is a series of United States Commodity Index Funds Trust (“Trust”), a Delaware statutory trust. USCI will issue common units representing fractional undivided beneficial interests in USCI, called “Units.” USCI intends to continuously offer creation baskets consisting of 100,000 Units to “Authorized Purchasers” (as defined below) through [ALPS Distributors, Inc.], which is the marketing agent for the Units of USCI (the “Marketing Agent”). Authorized Purchasers, in turn, may offer to the public Units of any baskets it creates. [Name of Initial AP] is expected to be the initial Authorized Purchaser. USCI’s Units are expected to trade on the secondary market on the NYSE Arca exchange (“NYSE Arca”) and may trade in the secondary market at prices that are lower or higher than their net asset value per Unit. USCI Units will be listed on the NYSE Arca under the symbol “USCI.”

The investment objective of USCI is to have the daily changes in percentage terms of the Units’ net asset value reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index (“SDCI”) Total Return (the “Index”), less USCI’s expenses. The Index is designed to reflect the performance of a diversified group of commodities. The Index is owned and maintained by SummerHaven Index Management, LLC (“SummerHaven Indexing”), and calculated and published by Bloomberg, L.P. (“Bloomberg”). The Index was developed based upon academic research by Yale University professors Gary B. Gorton and K. Geert Rouwenhorst, and University of Tokyo professor Fumio Kayashi. USCI’s sponsor is United States Commodity Funds LLC (the “Sponsor”), a Delaware limited liability company that is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) and a member of the National Futures Association (“NFA”). The Sponsor controls the operations of USCI. USCI’s trading advisor is SummerHaven Investment Management, LLC (“SummerHaven”), a Delaware limited liability company that is registered as a commodity trading advisor and a commodity pool operator with the CFTC and is a member of the NFA. SummerHaven provides advisory services to the Sponsor with respect to the Index and the investment decisions of USCI.

This is a best efforts offering; the Marketing Agent is not required to sell any specific number or dollar amount of Units, but will use its best efforts to sell Units. An Authorized Purchaser is under no obligation to purchase Units. This is intended to be a continuous offering and is not expected to terminate until all of the registered Units have been sold or three years from the date of the prospectus, whichever is earlier, although the offering may be temporarily suspended if and when no suitable investments for USCI are available or practicable.

Investing in USCI involves significant risks. See “What Are the Risk Factors Involved with an Investment in USCI?” beginning on page 12.

USCI is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Unit	Per Basket
Price of the Units in the first basket(s) sold	$50.00	$5,000,000

The date of this prospectus is [      ]

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING ON PAGE 71 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE 7.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 12.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

AS OF THE DATE OF THIS PROSPECTUS THIS POOL HAS NOT YET COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

UNITED STATES COMMODITY INDEX FUND

i

Until [date] (25 days after the date of this prospectus), all dealers effecting transactions in the offered Units, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, USCI’s operations, the Sponsor’s plans and references to USCI’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in USCI?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, USCI’s operations or the value of its Units.

iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about USCI and its Units, it does not contain or summarize all of the information about USCI and the Units contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in USCI?” beginning on page 12, before making an investment decision about the Units. In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document. Both the primary disclosure document and the statement of additional information contain important information.

Overview of USCI

United States Commodity Index Fund (“USCI” or “Us” or “We”), is a commodity pool that will issue Units that may be purchased and sold on the NYSE Arca. USCI is a series of the United States Commodity Index Funds Trust (“Trust”), a Delaware statutory trust organized on December 21, 2009. Additional series of the Trust that will be separate commodity pools may be created in the future, but USCI is currently the Trust’s only series. The Trust and USCI operate pursuant to the Trust’s Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated , 2010. USCI is managed and controlled by United States Commodity Funds LLC (the “Sponsor”). The Sponsor is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the CFTC and is a member of the National Futures Association (“NFA”). USCI’s trading advisor is SummerHaven Investment Management, LLC (“SummerHaven”), a Delaware limited liability company that is registered as a commodity trading advisor (“CTA”) and CPO with the CFTC and is a member of the NFA. SummerHaven provides advisory services to the Sponsor with respect to the Index and the investment decisions of USCI.

The net assets of USCI will consist primarily of investments in futures contracts for commodities that are traded on the New York Mercantile Exchange (“NYMEX”), ICE Futures (“ICE”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”), Commodity Exchange, Inc. (“COMEX”) or on other foreign exchanges (such exchanges, collectively, the “Futures Exchanges”) (such futures contracts, collectively, “Futures Contracts”) and other commodity-based contracts and instruments such as cash-settled options on Futures Contracts, forward contracts relating to commodities, cleared swap contracts and other over-the-counter transactions that are based on the price of commodities and Futures Contracts (collectively, “Other Commodity-Related Investments”). Futures Contracts and Other Commodity-Related Investments collectively are referred to as “Commodity Interests” in this prospectus. The Sponsor expects to manage USCI’s investments directly, using the trading advisory services of SummerHaven for guidance with respect to the Index and USCF’s selection of investments on behalf of USCI. The Sponsor is also authorized to select futures commission merchants to execute USCI’s transactions in Futures Contracts and Other Commodity-Related Investments.

The investment objective of USCI is to have the daily changes in percentage terms of the Units’ net asset value (“NAV”) reflect the daily changes in percentage terms of the Index, less USCI’s expenses. The Index is comprised of 14 Futures Contracts that will be selected on a monthly basis from a list of 27 possible Futures Contracts. The Futures Contracts that at any given time make up the Index are referred to herein as “Benchmark Component Futures Contracts.” For more information on the composition of the Index and selection of the Benchmark Component Futures Contracts, see the section of this prospectus entitled “What is the Index?”

USCI seeks to achieve its investment objective by investing in Futures Contracts and Other Commodity-Related Investments such that daily changes in USCI’s NAV will closely track the changes in the Index. USCI’s positions in Commodity Interests will be rebalanced on a monthly basis in order to track the changing nature of the Index even when Futures Contracts relating to a particular commodity remain in the Index. For example, on a specified day each month called the Selection Date, it may be determined that a current Benchmark Component Futures Contract will be replaced by a new Benchmark Component Futures Contract for the following month, and USCI’s investments would have to be changed accordingly. In order that USCI’s trading does not cause unwanted market movements, and to make it more difficult for third parties to profit by trading based on such expected market movements, USCI’s investments typically will not be rebalanced entirely on a single day, but rather will typically be rebalanced over a period of four days. After fulfilling the margin and collateral requirements with respect to its Commodity Interests, USCI will invest the remainder of its proceeds from the sale of baskets in short-term obligations of the United States government (“Treasury Securities”) or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).

The Sponsor endeavors to place USCI’s trades in Commodity Interests and otherwise manage USCI’s investments so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in USCI’s NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which USCI calculates its NAV, and
•	B is the average daily change in the Index over the same period.

The Sponsor believes that market arbitrage opportunities will cause USCI’s Unit price on the NYSE Arca to closely track USCI’s NAV per Unit. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between USCI’s NAV and the Index will be that the changes in the price of USCI’s Units on the NYSE Arca will closely track, in percentage terms, changes in the Index, less USCI’s expenses.

USCI will invest in Commodity Interests to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Commodity Interests. The primary focus of the Sponsor is the investment in Commodity Interests and the management of USCI’s investments in Treasury Securities, cash and/or cash equivalents.

The Sponsor will employ a “neutral” investment strategy intended to track the changes in the Index regardless of whether the Index goes up or goes down. USCI’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USCI’s Units for the purpose of investing indirectly in the commodities market in a cost-effective manner, and/or to permit participants in the commodities or other industries to hedge the risk of losses in their commodity-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the commodities market and/or the risks involved in hedging may exist. In addition, an investment in USCI involves the risks that the changes in the price of USCI’s Units will not accurately track the changes in the Index, and that changes in the Index will not closely correlate with changes in the price of the commodities underlying the Index on the spot market. Furthermore, USCI also invests in short-term Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Commodity Interests and to invest cash not required to be used as margin or collateral. USCI does not expect there to be any meaningful correlation between the performance of USCI’s investments in Treasury Securities/cash/cash equivalents and the changes in the price of the Index or Commodity Interests. While the level of interest earned on or the market price of these investments may in some respect correlate to changes in the price of the Index, this correlation is not anticipated as part of USCI’s efforts to meet its objective. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in USCI’s NAV and changes in the price of the Index. The Sponsor does not intend to operate USCI in a fashion such that its per unit NAV will equal, in dollar terms, the spot price of the commodities comprising the Index or the price of any particular Futures Contract.

USCI creates and redeems Units only in blocks called Creation Baskets and Redemption Baskets, respectively. Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Units of any baskets it does create. Baskets are generally created when there is a demand for Units, including, but not limited to, when the market price per Unit is at a premium to the NAV per Unit. Authorized Purchasers will then sell such Units, which will be listed on the NYSE Arca, to the public at per-unit offering prices that are expected to reflect, among other factors, the trading price of the Units on the NYSE Arca, the NAV of USCI at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Units to the public, the supply of and demand for Units at the time of sale, and the liquidity of the Futures Contracts market and the market for Other Commodity-Related Investments. The prices of Units offered by Authorized Purchasers are expected to fall between USCI’s NAV and the trading price of the Units on the NYSE Arca at the time of sale. Similarly, baskets are generally redeemed when the market price per Unit is at a discount to the NAV per Unit. Retail investors seeking to purchase or sell Units on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Unit, rather than in connection with the creation or redemption of baskets.

All proceeds from the sale of Creation Baskets will be invested as quickly as practicable in the investments described in this prospectus. Investments are held through USCI’s custodian, Brown Brothers Harriman & Co. (“Custodian”), in accounts with USCI’s commodity futures brokers or in collateral accounts with respect to over-the-counter Commodity Interests. There is no stated maximum time period for USCI’s operations and USCI will continue until all Units are redeemed or USCI is liquidated pursuant to the terms of the Trust Agreement.

There is no specified limit on the maximum amount of Creation Baskets that can be sold. At some point, position limits on Futures Contracts or Other Commodity-Related Investments may practically limit the number of Creation Baskets that will be sold if the Sponsor determines that the other investment alternatives available to USCI at that time will not enable it to meet its stated investment objective.

Units may also be purchased and sold by individuals and entities that are not Authorized Purchasers in smaller increments than Creation Baskets on the NYSE Arca. However, these transactions are effected at bid and ask prices established by specialist firm(s). Like any listed security, Units of USCI can be purchased and sold at any time a secondary market is open.

Other than to address monthly changes in the Benchmark Component Futures Contracts, in managing USCI’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Commodity Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors:  The Units can be directly purchased from or redeemed by USCI only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers. Each Creation Basket and Redemption Basket consists of 100,000 Units and is expected to be worth millions of dollars. Individual investors, therefore, will not be able to directly purchase Units from or redeem Units with USCI. Some of the information contained in this prospectus, including information about buying and redeeming Units directly from and to USCI is only relevant to Authorized Purchasers. Units will be listed and traded on the NYSE Arca under the ticker symbol “USCI” and may be purchased and sold as individual Units. Individuals interested in purchasing Units in the secondary market should contact their broker. Units purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, Units are not redeemable securities. There is no guarantee that Units will trade at or near the per-Unit NAV.

The Units

The Units are registered as securities under the Securities Act of 1933 (“1933 Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and do not provide dividend rights or conversion rights and there will not be sinking funds. The Units may only be redeemed when aggregated in Redemption Baskets as discussed under “Creation and Redemption of Units” and holders of USCI Units (“Unitholders”) generally will not have voting rights as discussed below under “The Trust Agreement – Voting Rights” below. Cumulative voting is neither permitted nor required and there are no preemptive rights. As discussed in the Trust Agreement, upon liquidation of USCI its assets will be distributed pro rata to the Unitholders based upon the number of Units held. Each Unitholder will receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Unitholder to Unitholder, as the Sponsor in its sole discretion may decide.

This is a continuous offering under Rule 415 of the 1933 Act and is not expected to terminate until all of the registered Units have been sold, although the offering may be temporarily suspended during such period when suitable investments for USCI are not available or practicable. It is anticipated that when all registered Units have been sold pursuant to this registration statement, additional Units will be registered in subsequent registration statements. As discussed above, the minimum purchase requirement for Authorized Purchasers is a

Creation Basket, which consists of 100,000 Units. Under the plan of distribution, USCI does not require a minimum purchase amount for investors who purchase Units from Authorized Purchasers. There are no arrangements to place funds in an escrow, trust, or similar account.

USCI’s Investments in Commodity Interests

A brief description of the principal types of Commodity Interests in which USCI may invest is set forth below.

•	A futures contract is an exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.
•	A forward contract is a non-standardized, non-exchange traded (“over-the-counter”) bilateral contract for the purchase or sale of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.
•	A swap is an over-the-counter bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with one party’s payments determined by reference to a specified price for an underlying asset or index, and the other’s determined by reference to the current market price of that asset or index.
•	An option on a futures contract, forward contract or a commodity on the spot market gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts, like the future contracts to which they relate, are standardized contracts traded on an exchange, while options on forward contracts and commodities generally are individually negotiated, over-the-counter, bilateral contracts.

Unlike exchange-traded contracts, over-the-counter contracts expose USCI to the credit risk of the other party to the contract. (As discussed below, exchange-traded contracts may expose USCI to the risk of the clearing broker’s and/or the exchange clearing house(s)’ bankruptcy.) The Sponsor does not currently intend to purchase and sell commodities in the “spot market” for USCI. Spot market transactions are cash transactions in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

A more detailed description of Commodity Interests and other aspects of the commodities and Commodity Interest markets can be found later in this prospectus.

As noted above, USCI invests in Futures Contracts, including those traded on the NYMEX, ICE Futures, CBOT, CME, LME and COMEX. USCI expressly disclaims any association with such exchanges or endorsement of USCI by such exchanges and acknowledges that “New York Mercantile Exchange”, “NYMEX”, “ICE Futures”, “Chicago Board of Trade”, “CBOT”, “Chicago Mercantile Exchange”, “CME”, “London Metal Exchange”, “LME”, “Commodity Exchange, Inc.” and “COMEX” are registered trademarks of such exchanges.

Principal Investment Risks of an Investment in USCI

An investment in USCI involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 12.

•	Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, USCI generally will not distribute dividends to Unitholders. You should not invest in USCI if you will need cash distributions from USCI to pay taxes on your share of income and gains of USCI, if any, or for any other reason.
•	Investors may choose to use USCI as a means of investing indirectly in commodities, and there are risks involved in such investments. The risks and hazards that are inherent in commodity production may cause the price of commodities to fluctuate widely.

•	To the extent that investors use USCI as a means of investing indirectly in commodities, there is the risk that the changes in the price of USCI’s Units on the NYSE Arca will not closely track the changes in the spot price of the commodities comprising the Index. This could happen if the price of Units traded on the NYSE Arca does not correlate closely with USCI’s NAV; the changes in USCI’s NAV do not correlate closely with changes in the Index; or the changes in the Index do not correlate closely with changes in the cash or spot price of the commodities underlying the Benchmark Component Futures Contracts. This is a risk because if these correlations are not sufficiently close, then investors may not be able to use USCI as a cost-effective way to invest indirectly in commodities or as a hedge against the risk of loss in commodity-related transactions.
•	USCI has no operating history, so there is no performance history to serve as a basis for you to evaluate an investment in USCI.
•	The price relationship between the nearer month Futures Contracts to expire and the later month Futures Contracts to expire that compose the Index will vary and may impact both USCI’s total return over time and the degree to which such total return tracks the total return of the Index. For example, in cases in which the near month contract’s price is lower than later-expiring contracts’ prices (a situation known as “contango” in the futures markets), then, absent the impact of the overall movement in commodity prices, the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. In cases in which the near month contract’s price is higher than later-expiring contracts’ prices (a situation known as “backwardation” in the futures markets), then, absent the impact of the overall movement in commodity prices, the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration.
•	Investors, including those who directly participate in the commodities market, may choose to use USCI as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.
•	The structure and operation of USCI may involve conflicts of interest. For example, a conflict may arise because the Sponsor and its principals and affiliates may trade for themselves. In addition, the Sponsor has sole current authority to manage the investments and operations of USCI, which may create a conflict with the Unitholders’ best interests. The Sponsor may also have a conflict to the extent that its trading decisions may be influenced by the effect they would have on the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”), the United States Heating Oil Fund, LP (“USHO”), the United States Short Oil Fund, LP (“USSO”), and the United States 12 Month Natural Gas Fund, LP (“US12NG”), the other commodity pools it manages, or any other commodity pool the Sponsor may form in the future. USOF, USNG, US12OF, UGA, USHO, USSO and US12NG are referred to herein as the “Related Public Funds”.
•	You will have no rights to participate in the management of USCI and will have to rely on the duties and judgment of the Sponsor to manage USCI.
•	USCI pays fees and expenses that are incurred regardless of whether it is profitable.
•	USCI seeks to have the changes in its Units’ NAV in percentage terms track changes in the Index in percentage terms, rather than profit from speculative trading of Commodity Interests. The Sponsor therefore endeavors to manage USCI so that USCI’s assets are, unlike those of many other commodity pools, not leveraged (i.e., so that the aggregate value of USCI’s unrealized losses from its investments in Commodity Interests at any time will not exceed the value of USCI’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy. If the Sponsor permits USCI to become leveraged, you could lose all or substantially all of your investment if USCI’s trading positions suddenly turn unprofitable. These movements in price may be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.

•	USCI may invest in Other Commodity-Related Investments. To the extent that these Other Commodity-Related Investments are contracts individually negotiated between their parties, they may not be as liquid as Futures Contracts and will expose USCI to credit risk that its counterparty may not be able to satisfy its obligations to USCI.
•	Regulation of the commodity interest and energy markets is extensive and constantly changing. Currently, a number of proposals that would alter the regulation of Commodity Interests are being considered by federal regulators and Congress. These proposals include the imposition of fixed position limits on commodity futures contracts, extension of position and accountability limits to futures contracts on non-U.S. exchanges previously exempt from such limits, and the forced use of clearinghouse mechanisms for all over-the-counter transactions. Certain proposals would aggregate and limit all positions in commodity futures held by a single entity, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in over-the-counter contracts. While it cannot be predicted at this time what reforms will eventually be made or how they will impact USCI, if any of the aforementioned proposals are implemented, USCI’s ability to meet its investment objective may be negatively impacted and investors could be adversely affected.
•	USCI will invest primarily in Commodity Interests that are traded or sold in the United States. However, a portion of USCI’s trades may take place in markets and on exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes USCI to credit risk. Trading in non-U.S. markets also leaves USCI susceptible to fluctuations in the value of the local currency against the U.S. dollar.

For additional risks, see “What Are the Risk Factors Involved with an Investment in USCI?”

Principal Offices of the USCI and the Sponsor

The principal office of the Trust and USCI is located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The telephone number is (510) 522-9600. The Sponsor’s principal office is also located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502.

Financial Condition of USCI

USCI’s NAV is determined as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time on each day that the NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical $50.00 initial investment in a single Unit to equal the amount invested twelve months after the investment was made. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per Unit	$50.00
Sponsor’s Management Fee (0.95%)(1)	$0.48
Creation Basket Fee(2)	$(0.01)
Estimated Brokerage Fees (0.19%)(3)	$0.10
Interest Income (0.11%)(4)	$(0.06)
Independent Directors and Officers’ Fees(5)	$0.01
Fees and expenses associated with tax accounting and reporting(6)	$0.25
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the Unit	$0.77
Percentage of initial selling price per Unit	1.54	%(6)

(1)	USCI is obligated to pay the Sponsor a management fee based on average daily net assets and paid monthly at the annual rate 0.95%.
(2)	Authorized Purchasers are required to pay a Creation Basket fee of $1,000 for each order they place to create one or more baskets. An order must be at least one basket, which is 100,000 Units. This breakeven analysis assumes a hypothetical investment in a single Unit so the Creation Basket fee is $.01 (1,000/100,000).
(3)	USCI determined this amount as follows. Assuming that the price of a Unit is $50.00, USCI would receive $5,000,000 upon the sale of a Creation Basket (100,000 Units multiplied by $50.00). Assuming that this entire amount is invested in Futures Contracts and that there is no change in the settlement price of such contracts, USCI would be required to purchase approximately 98 Futures Contracts to support the Creation Basket ($5,000,000 divided by $51,000, the average value of the Benchmark Component Futures Contracts as of December 31, 2009). Assuming further that futures commission merchants charge approximately $4.00 per Futures Contract for each purchase or sale, the annual futures commission merchant charge would be approximately $784 (196 total Futures Contract transactions (98 purchases and 98 sales) multiplied by 12 times per year multiplied by $4.00). As a percentage of the total investment of $5,000,000, this annual commission expense would be approximately 0.19%.
(4)	USCI earns interest on funds it deposits with the futures commission merchant and the Custodian and it estimates that the interest rate will be 0.11% based on the current interest rate on three-month Treasury Bills as of February 10, 2010. The actual rate may vary.
(5)	The foregoing assumes that the assets of USCI are aggregated with those of the Related Public Funds, that the aggregate fees paid to the independent directors for 2009 equals $477,000, that the allocable portion of the fees borne by USCI will equal one percent of the aggregate assets of USCI and the Related Public Funds, or $4,770 and that USCI will have $30 million in assets.
(6)	USCI assumed the aggregate costs attributable to tax accounting and reporting to be $150,000. This estimate is based on the experience of the Sponsor in its management of the Related Public Funds. The number in the break-even table assumes USCI has $30 million in assets.
(7)	If only the initial creation basket is sold for proceeds of $5 million, the amount of trading income required for the redemption value at the end of the year to equal the initial selling price of one unit would be $2.06 or 4.12% of the initial selling price per unit.

THE OFFERING

Offering
USCI will offer Creation Baskets consisting of 100,000 Units through the Marketing Agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 100,000 Units at USCI’s NAV, which is expected to initially be $50.00. The initial Authorized Purchaser intends to offer the Units of the initial Creation Basket(s) publicly. The initial Creation Basket is expected to be purchased by the initial Authorized Purchaser on the day the SEC declares the registration statement effective. The Units are expected to begin trading on the NYSE Arca on the day following the purchase of the initial Creation Basket(s) by the initial Authorized Purchaser.
Use of Proceeds
The Sponsor will apply substantially all of USCI’s assets toward investing in Commodity Interests, Treasury Securities, cash and/or cash equivalents. The Sponsor will deposit a portion of USCI’s net assets with the futures commission merchant, Newedge USA, LLC (“Newedge”), or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Commodity Interests. Only Treasury Securities, cash and/or cash equivalents will be used to satisfy these requirements. The Sponsor expects that all entities that will hold or trade USCI’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 5% to 20% of USCI’s assets will normally be committed as margin for Futures Contracts and collateral for Other Commodity-Related Investments. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of USCI’s assets will be held in Treasury Securities, cash and/or cash equivalents by the Custodian. All interest income earned on these investments is retained for USCI’s benefit.
NYSE Arca Symbol
“USCI”
Creation and Redemption
Authorized Purchasers pay a $1,000 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets. Authorized Purchasers are not required to sell any specific number or dollar amount of Units. The per Unit price of Units offered in Creation Baskets on any day after the effective date of the registration statement relating to this prospectus is the total NAV of USCI calculated as of the close of the NYSE Arca on that day divided by the number of issued and outstanding Units.
Inter-Series Limitation on Liability
While USCI is currently the sole series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that USCI and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or Unitholder in any particular series (such as USCI) were to successfully assert against a series a claim with respect to its indebtedness or Units, the creditor or Unitholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of USCI and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Units in a series.
Registration Clearance and Settlement
Individual certificates will not be issued for the Units. Instead, Units will be represented by one or more global certificates, which will be deposited by the Custodian with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Units outstanding at any time. Beneficial interests in Units will be held through DTC’s book-entry system, which means that Unitholders are limited to:
• participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”),
• those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and
• those who hold interests in the Units through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Units.
DTC Participants acting on behalf of investors holding Units through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Units will be credited to DTC Participants’ securities accounts following confirmation of receipt of payment.
Net Asset Value
The NAV will be calculated by taking the current market value of USCI’s total assets and subtracting any liabilities. Under USCI’s current operational procedures, the Administrator will calculate the NAV of USCI’s Units as of the earlier of 4:00 p.m. New York time or the close of the New York Stock Exchange each day. NYSE Arca will calculate an approximate net asset value every 15 seconds throughout each day that USCI’s Units are traded on the NYSE Arca for as long as the main pricing mechanisms are open for the Futures Exchanges upon which the Benchmark Component Futures Contracts are traded.
Fund Expenses
USCI pays the Sponsor a management fee at an annual rate of 0.95% on its average net assets, paid on a monthly basis. USCI is also responsible for other ongoing fees, costs and expenses of its operations, including

• brokerage and other fees and commissions incurred in connection with the trading activities of USCI;
• expenses incurred in connection with registering additional Units of USCI or offering Units of USCI after the time any Units have begun trading on NYSE Arca;

•

the routine expenses associated with preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements and reports to Unitholders;

• the payment of any distributions related to redemption of Units;
• payment for routine services of the Trustee, legal counsel and independent accountants;
• payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor;
• postage and insurance;
• costs and expenses associated with client relations and services;
• costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of USCI; and
• extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).
The Sponsor will bear the costs and expenses related to the initial offer and sale of Units, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body. The Sponsor may, in its discretion, pay or reimburse USCI for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by USCI.
General expenses of the Trust will be allocated among USCI and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent, Administrator or SummerHaven, under certain circumstances.
Termination Events
USCI shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

•

the filing of a certificate of dissolution or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless a majority in interest of Unitholders elects within ninety (90) days after such event to continue the business of the Trust and appoints a successor Sponsor;

• the occurrence of any event which would make the existence of the Trust or USCI unlawful;
• the suspension, revocation, or termination of the Sponsor’s registration as a CPO or membership as a CPO with the NFA;

•

the insolvency or bankruptcy of the Trust or USCI; a vote by the Unitholders holding at least seventy-five percent (75%) of the outstanding Units vote to dissolve the Trust, subject to certain conditions;

• and the determination by the Sponsor to dissolve the Trust or USCI, subject to certain conditions.
Upon termination of USCI, the affairs of USCI shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of USCI shall then be determined by the Sponsor. Thereupon, the assets of USCI shall be distributed pro rata to the Unitholders in accordance with their Units.
Authorized Purchasers
We expect the initial Authorized Purchaser to be [_____], and we expect that there will be additional Authorized Purchasers in the future. A list of Authorized Purchasers will be available from the Marketing Agent. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Marketing Agent.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN USCI?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, which includes USCI’s financial statements and the related notes.

Risks Associated With Investing Directly or Indirectly in Indices and Commodity Interests

Changes in USCI’s NAV may not correlate with changes in the level of its corresponding Index.

It is possible that a USCI’s performance may not correspond to the changes in the level of its Index due to disruptions in the markets for the relevant commodities or due to other extraordinary circumstances. In addition, USCI is not able to replicate the changes in the Index because its NAV is reduced by expenses and transactions costs, including those incurred in connection with USCI’s trading activities, and increased by interest income from the USCI’s holdings of Treasury securities, cash and/or cash-equivalents. Tracking the Index is dependent upon the skills of the Sponsor and its management and trading personnel, among other factors.

While close tracking of USCI to the Index may be achieved on any single trading day, over time the cumulative percentage increase or decrease in the NAV of the Units of USCI may diverge significantly from the cumulative percentage decrease or increase in the Index due to a compounding effect. Therefore, USCI does not seek to achieve their stated investment objective over a period of time greater than one day.

Historical Performance of the Index is no guide to the future performance of the Units.

Past performance of the Index is not necessarily indicative of its future performance over the life of the Units. There can be no guarantee that the level of the Index will increase or decrease. You may lose some or all of your investment in the Units.

The Index is not designed to correlate exactly with the spot price of any commodity and this could cause the changes in the price of the Units to substantially vary from the changes in the spot prices of the commodities underlying the Benchmark Component Futures Contracts. Therefore, you may not be able to effectively use USCI to hedge against commodity-related losses or to indirectly invest in commodities.

The Index reflects the price for future delivery of the commodities underlying the Benchmark Component Futures Contracts, not the current spot price of such commodities, so at best the correlation between changes in such Benchmark Component Futures Contracts and the spot price of the underlying commodities will be only approximate. Weak correlation between the Index and the spot price of the underlying commodities may result from the typical seasonal fluctuations in commodity prices. Imperfect correlation may also result from speculation in Commodity Interests, technical factors in the trading of Futures Contracts, and expected inflation in the economy as a whole. If there is a weak correlation between the Index and the spot price of the related commodities, then the price of Units may not accurately track the spot price of such commodities and you may not be able to effectively use USCI as a way to hedge the risk of losses in your commodity-related transactions or as a way to indirectly invest in commodities.

Changes in the composition and valuation of the Index may adversely affect your Units.

The composition of the Index may change over time as additional commodities satisfy the eligibility criteria or commodities currently included in the Index fail to satisfy those criteria. In addition, SummerHaven Indexing may modify the method for determining the composition and weighting of the Index and for calculating its value in order to ensure that the Index represents a measure of the performance over time of the markets for the underlying commodities. Such changes could adversely affect the value of your Units. For more information about the methodology for determining the compositions and weighting of the Index, see the section of this prospectus entitled “What is the Index?”.

The Index is currently composed exclusively of futures contracts traded on regulated futures exchanges. The Index may in the future include contracts traded in the over-the-counter market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. If this were to occur, increased investment by the USCI in the over-the-counter market or on alternative trading facilities may become necessary in order for USCI to track the Index. Many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the Index may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of relevant contracts.

Changes in USCI’s NAV may not correlate well with changes in the price of the Index. If this were to occur, you may not be able to effectively use USCI as a way to hedge against commodity-related losses or as a way to indirectly invest in commodities.

The Sponsor endeavors to invest USCI’s assets as fully as possible in Commodity Interests so that the changes in percentage terms in the NAV closely correlate with the changes in percentage terms in the Index. However, changes in USCI’s NAV may not correlate with the changes in the Index for several reasons as set forth below:

•	USCI does not intend to invest only in Futures Contracts. While its investments in Other Commodity-Related Investments would generally be for the purpose of tracking the Index most effectively and efficiently, the performance of these Other Commodity-Related Investments may not correlate well with the performance of the Benchmark Component Futures Contracts, resulting in a greater potential for error in tracking price changes in those futures contracts. If the trading market for Benchmark Component Futures Contracts is suspended or closed, USCI may not be able to purchase these investments at the last reported price for such investments.
•	USCI will incur certain expenses in connection with its operations, and will hold most of its assets in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income will cause imperfect correlation between changes in USCI’s NAV and changes in the Index.
•	The Sponsor may not be able to invest USCI’s assets in Commodity Interests having an aggregate notional amount exactly equal to USCI’s NAV. As standardized contracts, the Benchmark Component Futures Contracts included in the Index are for a specified amount of a particular commodity, and USCI’s NAV and the proceeds from the sale of a Creation Basket is unlikely to be an exact multiple of the amounts of those contracts. In such case, USCI could not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts. (For example, assuming USCI receives $4,679,000 for the sale of a Creation Basket and that the price of a natural gas Benchmark Component Futures Contract is $46,800, USCI could only invest in 99 Futures Contracts with an aggregate value of $4,633,200). The foregoing example is based upon the investment of proceeds from the sale of a Creation Basket into the Futures Contracts of a single commodity. The investment of proceeds from the sale of a Creation Basket by USCI may be more complex due to the fact that USCI will use such proceeds to purchase Futures Contracts in multiple commodities. While USCI may be better able to achieve the exact amount of exposure to the commodities market through the use of Other Commodity-Related Investments such as over-the-counter contracts, there is no assurance that the Sponsor will be able to continually adjust USCI’s exposure to such Other Commodity- Related Investments to maintain such exact exposure. Furthermore, as noted above, the use of Other Commodity-Related Investments may itself result in imperfect correlation with the Index. Any amounts not invested in Commodity Interests will be held in short-term Treasury Securities, cash and/or cash equivalents.
•	As USCI grows, there may be more or less correlation. On the one hand, as USCI grows it should be able to invest in Futures Contracts with a notional amount that is closer on a percentage basis to USCI’s NAV. For example, if the proportionate amount of USCI’s NAV allocable to a particular Benchmark Component Futures Contract is equal to 4.9 times the value of the Benchmark Component Futures Contract, it can purchase only four such futures contracts, which would cause only 81.6% of USCI’s assets to be exposed to the market for that commodity. On the other hand, if USCI’s NAV is equal to 100.9 times the value of a single commodity Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure. However, at certain asset levels USCI may be limited in its ability to purchase Futures Contracts due to position limits imposed by the CFTC or position limits or accountability levels imposed by the relevant exchanges. In these instances, USCI would likely invest to a greater extent in Commodity Interests not subject to these position limits or accountability levels. To the extent that USCI invests in Other Commodity-Related Investments, the correlation between USCI’s NAV and the Index may be lower. In certain circumstances, position limits could limit the number of Creation Baskets that will be sold.

If changes in USCI’s NAV do not correlate with changes in the Index, then investing in USCI may not be an effective way to hedge against commodity-related losses or indirectly invest in commodities.

Changes in the price of USCI’s Units on the NYSE Arca may not correlate perfectly with changes in the NAV of USCI’s Units. If this variation occurs, then you may not be able to effectively use USCI to hedge against commodity-related losses or to indirectly invest in commodities.

While it is expected that the trading prices of the Units will fluctuate in accordance with the changes in USCI’s NAV, the prices of Units may also be influenced by other factors, including the short-term supply of and demand for the Units. There is no guarantee that the Units will not trade at appreciable discounts from, and/or premiums to, USCI’s NAV. This could cause the changes in the price of the Units to substantially vary from the changes in the spot price of the commodities comprising the Index. If this occurs, you may not be able to effectively use USCI to hedge the risk of losses in your commodity-related transactions or to indirectly invest in commodities.

USCI may experience a loss if it is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired.

If USCI is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired, USCI will experience a loss. This loss may adversely impact the price of the Units and may decrease the correlation between the price of the Units, the Index, and the spot price of the commodities underlying the Benchmark Component Futures Contracts. The value of Treasury Securities and other debt securities generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of USCI’s investments in Treasury Securities and cash equivalents should minimize the interest rate risk to which USCI is subject, it is possible that the Treasury Securities and cash equivalents held by USCI will decline in value.

Certain of USCI’s investments could be illiquid which could cause large losses to investors at any time or from time to time.

USCI may not always be able to liquidate its positions in its investments at the desired price. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded Commodity Interests. In addition, over-the-counter contracts may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent. Conversely, a counterparty may give its consent, but USCI still may not be able to transfer an over-the-counter Commodity Interest to a third party., e.g., due to concerns regarding the counterparty’s credit risk.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, USCI does not intend at this time to establish a credit facility, which would provide an additional source of liquidity and instead will rely only on the Treasury Securities, cash and/or cash equivalents that it holds. The anticipated large value of the positions in Commodity Interests that the Sponsor will acquire or enter into for USCI increases the risk of illiquidity. Because Commodity Interests may be illiquid, USCI’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that commodity purchasers are the predominant hedgers in the market, USCI might have to reinvest at higher futures prices or choose Other Commodity-Related Investments.

The changing nature of the participants in the commodities market will influence whether futures prices are above or below the expected future spot price. Commodity producers will typically seek to hedge against falling commodity prices by selling futures contracts. Therefore, if commodity producers become the predominate hedgers in the futures market, prices of futures contracts will typically be below expected futures spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of the commodities who purchase futures contracts to hedge against a rise in prices, prices of futures contracts will likely be higher than expected future spot prices. This can have significant implications for USCI when it is time to sell a Futures Contract that is no longer part of the Index and purchase a new Futures Contract that is part of the Index.

While USCI does not intend to take physical delivery of commodities under its Commodity Interests, the possibility of physical delivery impacts the value of the contracts which would make it more difficult for USCI to trade the Index and achieve its investment objective.

While it is not the current intention of USCI to take physical delivery of commodities under its Commodity Interests, Futures Contracts are traditionally not cash-settled contracts, and it is possible to take delivery under these and some Other Commodity-Related Investments. Storage costs associated with purchasing commodities could result in costs and other liabilities that could impact the value of Futures Contracts or Other Commodity-Related Investments. Storage costs include the time value of money invested in a physical commodity plus the actual costs of storing the commodity less any benefits from ownership of the commodity that are not obtained by the holder of a futures contract. In general, Futures Contracts have a one-month delay for contract delivery and back month contracts (the back month is any future delivery month other than the spot month) includes storage costs. To the extent that these storage costs change for commodities while USCI holds Commodity Interests, the value of the Commodity Interests, and therefore USCI’s NAV, may change as well.

The price relationship between the Index at any point in time and the Futures Contacts that will become the Benchmark Component Futures Contracts on the next rebalancing date will vary and may impact both USCI’s total return and the degree to which its total return tracks that of commodity price indices.

The design of the Index is such that every month it is made up of different Futures Contracts, and USCI’s investments must be rebalanced on an ongoing basis to reflect the changing composition of the Index. In the event of a commodity futures market where near-to-expire contracts trade at a higher price than longer-to-expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices the value of the Index would tend to rise as it approaches expiration. As a result USCI may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near-to-expire contracts trade at a lower price than longer-to-expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices the value of the Index would tend to decline as they approach expiration. As a result USCI’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may lead the total return of USCI to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the Index. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USCI’s NAV and total return.

Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect USCI.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in USCI or the ability of USCI to continue to implement its investment strategy. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the energy markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on USCI is impossible to predict, but could be substantial and adverse.

In the wake of the economic crisis last year, the Administration, federal regulators and Congress are revisiting the regulation of the financial sector, including securities and commodities markets. These efforts are likely to result in significant changes in the regulation of these markets.

Currently, a number of proposals that would alter the regulation of Commodity Interests are being considered by federal regulators and Congress. These proposals include the imposition of fixed position limits on energy-based commodity futures contracts, extension of position and accountability limits to futures contracts on non-U.S. exchanges previously exempt from such limits, and the forced use of clearinghouse mechanisms for all over-the-counter transactions. Certain proposals would aggregate and limit all positions in energy futures held by a single entity, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in over-the-counter contracts. While it cannot be predicted at this time what reforms will eventually be made or how they will impact USCI, if any of the aforementioned proposals are implemented, USCI’s ability to meet its investment objective may be negatively impacted and investors could be adversely affected.

If you are investing in USCI for purposes of hedging, you might be subject to several risks, including the possibility of losing the benefit of favorable market movements.

Producers and commercial users of commodities may use USCI as a vehicle to hedge the risk of losses in their commodity-related transactions. There are several risks in connection with using USCI as a hedging device. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement. For instance, in a hedging transaction the hedger may be a user of a commodity concerned that the hedged commodity will increase in price, but must recognize the risk that the price may instead decline. If this happens, he will have lost the benefit of being able to purchase the commodity at the lower price because the hedging transaction will result in a loss that would offset (at least in part) this benefit. Thus, the hedger forgoes the opportunity to profit from favorable price movements.

In addition, if the hedge is not a perfect one, the hedger can lose on the hedging transaction and not realize an offsetting gain in the value of the underlying item being hedged.

When using Commodity Interests as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the items being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative markets, demand for futures and for commodity products, technical influences in futures trading, and differences between anticipated costs being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the hedge.

An investment in USCI may provide you little or no diversification benefits. Thus, in a declining market, USCI may have no gains to offset your losses from other investments, and you may suffer losses on your investment in USCI at the same time you incur losses with respect to other asset classes.

Historically, Commodity Interests have not generally been correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistical relationship between the performance of Commodity Interests, on the one hand, and stocks or bonds, on the other hand. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, USCI’s performance were to move in the same general direction as the financial markets, you will obtain little or no diversification benefits from an investment in the Units. In such a case, USCI may have no gains to offset your losses from other investments, and you may suffer losses on your investment in USCI at the same time you incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on commodity prices and commodity-linked instruments, including Futures Contracts and Other Commodity-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject USCI’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot prices of commodities and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, USCI cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

USCI’s Operating Risks

USCI is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

USCI is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

USCI has no operating history so there is no performance history to serve as a basis for you to evaluate an investment in USCI.

USCI is new and has no operating history. Therefore, you do not have the benefit of reviewing the past performance of USCI as a basis to evaluate an investment in USCI. The Sponsor’s current experience involves managing the Related Public Funds that seek to trade a single benchmark futures contract. The Sponsor’s results with the Related Public Funds may not be directly applicable to USCI. Since USCI seeks to trade the Index comprised of 14 futures contracts that is rebalanced monthly.

The Sponsor is leanly staffed and relies heavily on key personnel and its trading advisor, SummerHaven, to manage trading activities.

In managing and directing the day-to-day activities and affairs of USCI, the Sponsor relies heavily on Mr. Nicholas Gerber, Mr. Ray Allen, and Mr. John Hyland. If Mr. Gerber, Mr. Allen, or Mr. Hyland were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of USCI. Furthermore, Mr. Gerber and Mr. Hyland are involved in the management of the Related Public Funds. In addition, Mr. Allen is involved in the management of UGA, USHO, USSO and US12NG. Mr. Gerber is also employed by Ameristock Corporation, a registered investment adviser that manages a public mutual fund. It is estimated that Mr. Gerber will spend approximately 50% of his time on fund matters. Mr. Allen will spend approximately 100% of his time on fund matters and Mr. Hyland will spend approximately 85% of his time on fund matters. To the extent that the Sponsor establishes additional funds, even greater demands will be placed on Mr. Gerber, Mr. Allen and Mr. Hyland, as well as the other officers of the Sponsor, including Mr. Howard Mah, the Chief Financial Officer, and its Board of Directors.

SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities.

In providing trading advisory services to USCI with respect to the Index, SummerHaven relies heavily on Mr. Adam Dunsby, Mr. Kurt Nelson, Mr. Ashraf Rizvi and Mr. K. Geert Rouwenhorst. If Mr. Dunsby, Mr. Nelson, Mr. Rizvi or Mr. Rouwenhorst were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of SummerHaven. It is estimated that Mr. Dunsby will spend approximately 10% of his time on USCI matters. Mr. Nelson will spend approximately 35% of his time on USCI matters. Mr. Rizvi will spend approximately 50% of his time on USCI matters and Mr. Rouwenhorst will spend approximately 10% of his time on USCI matters.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause a tracking error, which could cause the price of units to substantially vary from the price of the Index and prevent you from being able to effectively use USCI as a way to hedge against commodity-related losses or as a way to indirectly invest in commodities.

U.S. designated contract markets such as the NYMEX, COMEX, CME and CBOT have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by USCI is not) may hold, own or control. For example, the current accountability level for investments at any one month in natural gas Futures Contracts traded on NYMEX is 6,000. In addition, the NYMEX imposes an accountability level for all months of 12,000 net futures contracts in natural gas. While this is not a fixed ceiling, it is a threshold above which the NYMEX may exercise greater scrutiny and control over an investor, including limiting an investor to holding no more than 12,000 natural gas Futures Contracts.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. For example, the current position limit for feeder cattle Futures Contracts on the CME is 1,600 futures contracts in any contract month. USCI will not be able to hold, own or control feeder cattle Futures Contracts in excess of this limit.

In addition to accountability levels and position limits, the Futures Exchanges may also set daily price fluctuation limits on the Futures Contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

For example, the NYMEX imposes a $3.00 per mmBtu ($30,000 per contract) price fluctuation limit for natural gas Futures Contracts. This limit is initially based off of the previous NYMEX trading day’s settlement price. If any natural gas Futures Contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes it begins at the point where the limit was imposed and the limit is reset to be $3.00 per mmBtu in either direction of that point. If another halt were triggered, the market would continue to be expanded by $3.00 per mmBtu in either direction after each successive five-minute trading halt. There is no maximum price fluctuation limit during any one trading session.

All of these limits may potentially cause a tracking error between the price of the Units and the price of the Index. This may in turn prevent you from being able to effectively use USCI as a way to hedge against commodity-related losses or as a way to indirectly invest in commodities.

USCI is not limiting the size of the offering and is committed to utilizing substantially all of its proceeds to purchase Futures Contracts and Other Commodity-Related Investments. If USCI encounters accountability levels, position limits, or price fluctuation limits for Benchmark Component Futures Contracts on a particular Futures Exchange, it may then, if permitted under applicable regulatory requirements, purchase Futures Contracts on the other Futures Exchanges that trade listed futures in the relevant commodity. The Futures Contracts available on other Futures Exchanges may be comparable to the Benchmark Component Futures Contracts, but they may have different underlying commodities, sizes, deliveries, and prices.

No independent advisers were involved in the formation of USCI or the preparation of this registration statement. As a result, you will not have the benefit of an independent due diligence review of us.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and USCI. No counsel has been appointed to represent you in connection with the offering of Units. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Units.

USCI and the Sponsor and SummerHaven may have conflicts of interest, which may cause them to favor their own interests to your detriment.

USCI and the Sponsor and SummerHaven may have inherent conflicts to the extent the Sponsor and SummerHaven attempt to maintain USCI’s asset size in order to preserve its fee income and this may not always be consistent with USCI’s objective of having the value of its Units’ NAV track changes in the Index.

The Sponsor’s and SummerHaven’s officers, directors and employees do not devote their time exclusively to USCI. These persons are directors, officers or employees of other entities that may compete with USCI for their services. They could have a conflict between their responsibilities to USCI and to those other entities.

In addition, the principals, officers, directors or employees of the Sponsor and SummerHaven may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as USCI trades using the clearing broker to be used by USCI. A potential conflict also may occur if the principals, officers, directors or employees of the Sponsor and/or SummerHaven trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by USCI.

The Sponsor has sole current authority to manage the investments and operations of USCI. It has delegated management of USCI’s investments in Commodity Interests to its trading advisor, SummerHaven. This authority to manage the investments and operations of USCI may allow either the Sponsor or SummerHaven to act in a way that furthers its own interests in conflict with your best interests. Unitholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in USCI’s basic investment policy, dissolution of USCI, or the sale or distribution of USCI’s assets.

Unitholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Unitholders will not participate in the management of USCI and do not control the Sponsor so they will not have influence over basic matters that affect USCI.

Unitholders will have very limited voting rights with respect to USCI’s affairs. Unitholders may elect a replacement Sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Unitholders will not be permitted to participate in the management or control of USCI or the conduct of its business. Unitholders must therefore rely upon the duties and judgment of the Sponsor to manage USCI’s affairs.

The Sponsor may manage a large amount of assets and this could affect USCI’s ability to trade profitably.

Increases in assets under management may affect trading decisions. In general, the Sponsor does not intend to limit the amount of assets of USCI that it may manage. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Units will be adversely affected if USCI is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of USCI to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of USCI and the value of its Units.

Although the Units of USCI are limited liability investments, certain circumstances such as bankruptcy or indemnification of USCI by the Unitholder will increase a Unitholder’s liability.

The Units of USCI are limited liability investments; Unitholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Unitholders could be required, as a matter of bankruptcy law, to return to the estate of USCI any distribution they received at a time when USCI was in fact insolvent or in violation of its Trust Agreement.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to USCI’s.

You cannot be assured that the Sponsor will be willing or able to continue to service USCI for any length of time. The Sponsor was formed for the purpose of sponsoring USCI and other commodity pools, and has limited financial resources and no significant source of income apart from its management fees from the commodity pools it operates to support its continued service for USCI. If the Sponsor discontinues its activities on behalf of USCI, USCI may be adversely affected. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to USCI.

You cannot be assured of SummerHaven’s continued services, and discontinuance may be detrimental to USCI’s.

You cannot be assured that SummerHaven will be willing or able to continue to service USCI for any length of time. SummerHaven was formed for the purpose of providing investment advisory services, and provides these services to USCI on a contractual basis. If SummerHaven discontinues its activities on behalf of USCI, USCI may be adversely affected. If SummerHaven’s registrations with the CFTC or memberships in the NFA were revoked or suspended, SummerHaven would no longer be able to provide services to USCI.

USCI could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

USCI may terminate at any time, regardless of whether USCI has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause USCI to terminate unless a majority in interest of the Unitholders within 90 days of the event elects to continue the Trust and appoints a successor Sponsor. In addition, the Sponsor may terminate USCI if it determines that USCI’s aggregate net assets in relation to its operating expenses make the continued operation of USCI unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate USCI. USCI’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Unitholders on a pro rata basis in accordance with their Units, and USCI could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Unitholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Units do not involve the rights normally associated with the ownership of Units of a corporation (including, for example, the right to bring Unitholder oppression and derivative actions). In addition, the Units have limited voting and distribution rights (for example, Unitholders do not have the right to elect directors and generally will not receive regular distributions of the net income and capital gains earned by USCI). USCI is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of USCI are not segregated from those of another series of the Trust, thereby potentially exposing assets in USCI to the liabilities of another series.

USCI is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for USCI and account for USCI separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one Fund to the liabilities of another series.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any USCI property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any USCI property. The Trust Agreement does not confer upon Unitholders the right to prosecute any such action, suit or other proceeding.

USCI does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of USCI in additional Commodity Interests rather than distributing cash to Unitholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, USCI generally will not distribute cash to Unitholders. You should not invest in USCI if you will need cash distributions from USCI to pay taxes on your share of income and gains of USCI, if any, or for any other reason. Although USCI does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Commodity Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

There is a risk that USCI will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such USCI may not earn any profit.

USCI pays management fees at an annual rate of 0.95% of its average net assets, brokerage charges of approximately 0.19% (based on futures commission merchant fees of $4.00 per buy or sell), over-the-counter spreads and various other expenses of its ongoing operations (e.g., fees of the Administrator, Trustee, Marketing Agent and SummerHaven). These fees and expenses must be paid in all events, regardless of whether USCI’s activities are profitable. Accordingly, USCI must realize trading gains sufficient to cover these fees and expenses before it can earn any profit.

If this offering of Units does not raise sufficient funds to make USCI’s future operations viable, USCI may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to USCI incurred prior to the date of this prospectus have been or will be paid by the Sponsor. These payments by the Sponsor were designed to allow USCI the ability to commence the public offering of its Units. In general, USCI now directly pays these fees and expenses. If the Sponsor and USCI are unable to raise sufficient funds so that USCI’s expenses are reasonable in relation to its NAV, USCI may be forced to terminate and investors may lose all or part of their investment.

USCI may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between SummerHaven, clearing brokers and counterparties on the one hand and USCI on the other generally are terminable by the clearing brokers or counterparty upon notice to USCI. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if USCI intends to continue trading in Futures Contracts or Other Commodity-Related Investments under the advisement of SummerHaven. The services of SummerHaven or any clearing broker or counterparty may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The net asset value calculation of USCI may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

USCI’s NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV will reflect the settlement price of open Futures Contracts on the date when the NAV is being calculated. However, if a Futures Contract traded on an exchange could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the Futures Contract position could have been liquidated will be the basis for determining the market value of such position for such day. In these situations, there is a risk that the calculation of the NAV of USCI on such day will not accurately reflect the realizable market value of the futures contracts.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of USCI.

If a substantial number of requests for redemption of Redemption Baskets are received by USCI during a relatively short period of time, USCI may not be able to satisfy the requests from USCI’s assets not committed to trading. As a consequence, it could be necessary to liquidate USCI’s trading positions before the time that its trading strategies would otherwise call for liquidation.

The financial markets have recently been in a period of disruption and recession and these conditions may not improve in the near future which could adversely affect USCI’s financial condition and results of operations.

Throughout 2008 and 2009, the financial markets experienced very difficult conditions and volatility as well as significant adverse trends. The conditions in these markets resulted in a decrease in availability of corporate credit and liquidity and led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and contributed to further consolidation within the financial services industry. A continued recession or a depression could adversely affect the financial condition and results of operations of USCI’s service providers and Authorized Purchasers, which would impact the ability of the Sponsor to achieve USCI’s investment objective.

The liquidity of the Units may be affected by the withdrawal from participation of Authorized Purchasers, which could adversely affect the market price of the Units.

In the event that one or more Authorized Purchasers that have substantial interests in the Units withdraw from participation, the liquidity of the Units will likely decrease, which could adversely affect the market price of the Units and result in your incurring a loss on your investment.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem Units of USCI or postpone the redemption settlement date: (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of USCI’s assets is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of Unitholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the agreement with the Authorized Purchaser or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Unitholder. For example, the resulting delay may adversely affect the value of the Unitholder’s redemption proceeds if the NAV of USCI declines during the period of delay. The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in substantial losses for USCI; the clearing broker could be subject to proceedings that impair its ability to execute USCI’s trades.

Under CFTC regulations, a clearing broker with respect to USCI’s exchange-traded Commodity Interests must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as USCI, are entitled to recover, even in respect of property specifically traceable to them, only a proportional Unit of all property available for distribution to all of that clearing broker’s customers. USCI also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Commodity Interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear USCI’s trades.

The failure or insolvency of USCI’s custodian could result in a substantial loss of USCI’s assets.

As noted above, the vast majority of USCI’s assets are held in short-term Treasury Securities, cash and/or cash equivalents with its custodian. The insolvency of the custodian could result in a complete loss of USCI’s assets held by that custodian, which, at any given time, would likely comprise a substantial portion of USCI’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may utilize USCI’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. The Sponsor has a patent pending for USCI’s business method and it is registering its trademarks. USCI does not currently have any proprietary software. However, if it obtains proprietary software in the future, then any unauthorized use of USCI’s proprietary software and other technology could also adversely affect its competitive advantage. USCI may have difficulty monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor or claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert its resources from USCI, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of USCI depends on the ability of the Sponsor to accurately implement its trading strategies, and any failure to do so could subject USCI to losses on such transactions.

The Sponsor’s trading strategy, as developed by SummerHaven, is quantitative in nature and it is possible that the Sponsor or SummerHaven will make errors in its implementation. The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor or SummerHaven’s computer systems and incorrect information provided to USCI’s clearing brokers. In addition, it is possible that a computer or software program may malfunction and cause an error in computation. Any failure, inaccuracy or delay in executing USCI’s transactions could affect its ability to achieve its investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

USCI may experience substantial losses on transactions if the computer or communications system fails.

USCI’s trading activities, including its risk management, depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded, USCI’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting USCI’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to continue effectively its trading activities. USCI’s future success will depend on USCI’s ability to respond to changing technologies on a timely and cost-effective basis.

USCI depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

USCI depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce USCI’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that USCI will closely track the Index. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The Index reflects commodities in the energy, precious metals, industrial metals, grains, softs and livestock sectors. A change in price of any of the commodities in these sectors will have a significant effect on the level of the Index and the value of the Units, which could have a material adverse effect on your investment.

The Index currently reflects commodities in six commodity sectors: energy (representing approximately 7.14% of the Index as of January 31, 2010), precious metals (representing approximately 7.14% of the Index as of January 31, 2010), industrial metals (representing approximately 7.14% of the Index as of January 31, 2010), grains (representing approximately 7.14% of the Index as of January 31, 2010), softs (representing approximately 7.14% of the Index as of as of January 31, 2010, and livestock (representing approximately 7.14% of the Index as of January 31, 2010). In addition to the factors affecting commodities generally that are described above, commodities in each sector are subject to specific risks in light of the nature of the sector.

Some specific risks of each sector are described below:

Energy commodities

The prices of energy commodities (e.g., crude oil, natural gas, heating oil, etc.), in particular, WTI crude oil, Brent crude oil and natural gas, are subject to national and global political events such as: governmental regulation and intervention in energy markets; imposition of price controls; increases or restriction of production levels by significant oil producing countries and coordination of production levels by those countries; and disruptions in oil producing areas. The prices of energy commodities have had significant price swings in recent years. Disruptions in energy producing areas, including as a result of war, armed conflict, terrorism, embargoes, social unrest and political instability, can cause significant volatility in the Index. Energy commodity production frequently occurs in politically unstable regions of the world, including Africa, the Middle East, Asia and South America.

Additionally, because a significant amount of oil is produced by a limited number of countries, many of who are members of the Organization of Petroleum Exporting Countries, or OPEC, actions of OPEC can influence the price of the energy sector and consequently the value of USCI Units. In the past, OPEC has decided to limit production, which has created upward price pressure. Subsequent decisions by OPEC to increase production could lead to oversupply and subsequent drops in energy prices. Prices for the commodities in the energy sector have also been significantly affected in recent years by weather and natural disasters, such as hurricanes, affecting production, refining and transportation facilities. For example, the U.S. General Accounting Office estimates that following Hurricanes Katrina and Rita in Fall 2005, natural gas prices spiked to prices nearly seven times the prices common during the late 1990s.

Other factors also influence supply and demand of the commodities in the energy sector. Changes in levels of global industrial activity influence demand for the commodities in the energy sector. Market expectations about events that may influence supply and demand also have an impact on the price of commodities, including expectations about the ability to develop oil and natural gas reserves. Seasonal changes in demand (such as the U.S. summer “driving season” and the winter “heating season”) also influence pricing of energy commodities.

Precious metal commodities

The prices of precious metals (e.g., gold, silver, platinum) may be influenced by macroeconomic conditions, including confidence in the global monetary system and the relative strength of various currencies, as well as demand in the industrial and jewelry sectors. Political events also influence the price of precious metals. Prices are influenced by supplies of precious metals, which may be affected by sales by central banks and government agencies that hold large amounts of these metals, particularly gold. Significant changes in the value of the precious metals sector may lead to volatility in the value of USCI Units and/or significant losses to Unitholders.

Industrial metal commodities

The prices the commodities comprising the industrial metals portion of the Index (e.g., zinc, nickel, aluminum, copper, etc.) are subject to a number of factors that can cause price fluctuations, including: changes in the level of industrial activity using these metals (including the availability of man-made substitutes); disruptions in the mining, storage, or refining of these metals; adjustments to inventory; variations in production costs, including storage, labor and energy costs; regulatory compliance costs, including environmental regulations; and changes in government and consumer demand.

These factors can lead to price volatility for industrial metals commodities that, in turn, may lead to corresponding volatility in the value of USCI Units. For example, with respect to aluminum, the level of activity in the automotive, packaging and construction industries has significantly influenced demand because of the use of aluminum in these industries. Disruptions in the supply chain, which result in upward price pressure, also have an impact on the industrial metals sector and may have a corresponding impact on the value of the Units. For example, the industrial metals included in this sector are often mined in locations that are subject to disruption as a result of political instability, armed conflict, terrorism and labor unrest, among other factors. Production costs, particularly the cost of energy used in production, and costs associated with regulatory compliance, including environmental regulation costs, can also inflate the price of the underlying commodities in the industrial metals sector. These increases may not be sustainable. Any one or all of these sector-specific factors may result in volatility in the industrial metals sector, which could lead to corresponding volatility in the value of the Units and/or significant losses to Unitholders.

Grains and Softs product commodities

The commodities comprising the grains (e.g., wheat, corn, soybeans, etc.) and softs (e.g., sugar, cotton, coffee, cocoa) products sectors of the Index are subject to a number of factors that can cause price fluctuations, including: weather conditions, such as floods, drought and freezing conditions; changes in government policies (including subsidies) and trade agreements; planting decisions; and changes in demand for grains and softs.

These factors can lead to price volatility for grains and softs commodities that, in turn, may lead to corresponding volatility in the value of USCI Units. Weather conditions can lead to tightened supply and price increases, which may not be sustainable. Government policies and trade agreements can influence both supply and demand. Grains and softs products are also subject to the planting decisions of farmers, which can be influenced both by government policies as well as changing demands for their products.

Livestock commodities

The commodities comprising the livestock sector of the Index (e.g., live cattle, lean hogs, feeder cattle) are subject to a number of factors that can cause price fluctuations, including: weather conditions, such as floods, drought and freezing conditions; disease and famine; changes in government policies (including subsidies); and changes in demand for livestock. These factors can lead to price volatility for livestock commodities that, in turn, may lead to corresponding volatility in the value of USCI Units.

Risk of Leverage and Volatility

If the Sponsor causes or permits USCI to become leveraged, you could lose all or substantially all of your investment if USCI’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or Other Commodity-Related Investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or Other Commodity-Related Investments) with an aggregate face amount in excess of the commodity pool’s assets. While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool. While the Sponsor does not intend to leverage USCI’s assets, it is not prohibited from doing so under the Trust Agreement. If the Sponsor were to cause or permit USCI to become leveraged, you could lose all or substantially all of your investment if USCI’s trading positions suddenly turn unprofitable.

Fewer representative commodities may result in greater Index volatility.

The Index is concentrated in terms of the number of commodities represented. You should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the Index and the NAV of USCI which tracks that Index under specific market conditions and over time.

Lengthy and substantial peak-to-valley declines in the value of the Index may lead to even greater declines in the NAV of USCI.

Because it is expected that USCI’s performance will relate to the performance of the Index, a USCI will suffer a decline in value during a period that the Index suffers such a decline, and in turn, the value of your Units will decline. It is possible or even likely that redemptions of Redemption Baskets will exceed purchases of Creation Baskets during these period in which a USCI’s Units are declining in value. While these redemptions will not directly cause the value of your Units to decline, the redemptions will accentuate the reduction in a USCI’s NAV that is caused by losses from USCI’s Commodity Interest trading, potentially resulting in increased USCI expenses as a percentage of NAV. Furthermore, redemptions may increase transaction costs by requiring the sale of Commodity Interests and Treasuries to meet redemption requests.

USCI’s exposure to the commodities markets may subject USCI to greater volatility than investments in traditional securities.

USCI’s exposure to the commodities markets may subject USCI to greater volatility than investments in traditional securities. The value of Commodity Interests may be affected by changes in the overall commodity markets or commodity indices, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments.

Over-the-Counter Contract Risk

Over-the-counter transactions are subject to little, if any, regulation.

A portion of USCI’s assets may be used to trade over-the-counter Commodity Interests, such as forward contracts or swap or spot contracts. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose USCI in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

USCI will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by USCI.

USCI faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to USCI, in which case USCI could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, USCI may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. During any such period, USCI may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of USCI’s NAV. USCI may eventually obtain only limited recovery or no recovery in such circumstances.

USCI may be subject to liquidity risk with respect to its over-the-counter contracts.

Over-the-counter contracts may have terms that make them less marketable than futures contracts. Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts.

Risk of Trading in International Markets

Trading in international markets would expose USCI to credit and regulatory risk.

The Sponsor may make substantial investments for USCI in Futures Contracts, a significant portion of which will be on United States exchanges. However, a portion of USCI’s trades may take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as USCI, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, USCI has less legal and regulatory protection than it does when it trades domestically.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes USCI to credit risk. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject USCI to foreign exchange risk.

The price of any non-U.S. Commodity Interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to USCI even if the contract traded is profitable.

USCI’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, USCI may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Units.

Your tax liability from holding Units may exceed the amount of distributions, if any, on your Units.

Cash or property will be distributed at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Units. You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable Unit of USCI’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, your tax liability with respect to your Units may exceed the amount of cash or value of property (if any) distributed.

Your allocable Unit of income or loss for tax purposes may differ from your economic income or loss on your Units.

Due to the application of the assumptions and conventions applied by USCI in making allocations for tax purposes and other factors, your allocable Unit of USCI’s income, gain, deduction or loss may be different than your economic profit or loss from your Units for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

[Items of income, gain, deduction, loss and credit with respect to Units could be reallocated if the Internal Revenue Service does not accept the assumptions and conventions applied by USCI in allocating those items, with potential adverse consequences for you.

The U.S. tax rules pertaining to trusts generally were not written for, and in some respects are difficult to apply to, trusts whose interests are publicly traded. Moreover, the interaction of those rules and the tax rules applicable to controlled foreign corporations is uncertain. The Trust will apply certain assumptions and conventions in an attempt to comply with the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Unitholders’ respective interests in USCI. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however. The Sponsor intends to seek a ruling from the Internal Revenue Service (“IRS”) regarding the appropriateness of the methods intended to be used by USCI. However, it is uncertain whether the IRS will issue such a ruling. If it declines to rule, these methods could subsequently be challenged by the IRS and the Trust could be required to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you. If this occurs, you may be required to file an amended tax return and to pay additional taxes plus deficiency interest.] [NOTE: This risk factor is under consideration.]

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN UNITS; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

What is USCI?

USCI is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on December 21, 2009. USCI is currently the only series of the Trust, although additional series may be offered in the future at the Sponsor’s discretion. USCI maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. USCI is a commodity pool. It operates pursuant to the terms of the Trust Agreement dated as of December 21, 2009, which grants full management control to the Sponsor.

USCI will be publicly traded, and seeks to have the daily changes in percentage terms of the Units’ NAV reflect the daily changes in percentage terms of the Index, less USCI’s expenses. USCI will invest in a mixture of listed Futures Contracts, Other Commodity-Related Investments, short-term Treasury Securities, cash and cash equivalents.

USCI HAS NOT COMMENCED TRADING AND
DOES NOT HAVE ANY PERFORMANCE HISTORY.

Who is the Sponsor?

The Sponsor is United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC), a single member limited liability company that was formed in the state of Delaware on May 10, 2005. It maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The Sponsor is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership of Wainwright’s shares. Wainwright is a holding company that also owns an insurance company organized under Bermuda law (currently being liquidated) and a registered investment advisor firm named Ameristock Corporation. The Sponsor is a member of the NFA and is registered with the CFTC as of December 1, 2005. The Sponsor’s registration as a CPO with the NFA was approved on December 1, 2005.

The Sponsor is also currently the general partner of the Related Public Funds, as well as USBO. USOF is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV track the changes in percentage terms in the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil traded on the NYMEX, less USOF’s expenses. USOF invests in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. USOF began trading on April 10, 2006. As of November 30, 2009, USOF had total net assets of $2,205,515,665 and had outstanding units of 56.3 million. USOF employs an investment strategy in its operations that is similar to the investment strategy of USBO, except that its benchmark is the near month contract for light, sweet crude oil delivered to Cushing, Oklahoma on a long basis.

USNG is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV track the changes in percentage terms of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the price of the futures contract on natural gas traded on the NYMEX, less USNG’s expenses. USNG invests in a mixture of listed natural gas futures contracts, other non-listed natural gas related investments, Treasuries, cash and cash equivalents. USNG began trading on April 18, 2007. As of November 30, 2009, USNG had total net assets of $3,777,437,369 and had outstanding units of 347.4 million. USNG employs an investment strategy in its operations that is similar to the investment strategy of USBO, except its benchmark is the near month contract for natural gas delivered at the Henry Hub, Louisiana.

US12OF is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV track the changes in percentage terms in the price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures contracts on light, sweet crude oil traded on the NYMEX, less US12OF’s expenses. US12OF invests in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. US12OF began trading on December 6, 2007. As of November 30, 2009, US12OF had total net assets of $151,027,944 and had outstanding units of 3.7 million. US12OF employs an investment strategy in its operations that is similar to the investment strategy of USBO, except that its benchmark is the average of the prices of the near month contract to expire and the following eleven months contracts for light, sweet crude oil delivered to Cushing, Oklahoma.

UGA is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV track the changes in percentage terms in the price of unleaded gasoline delivered to the New York harbor, as measured by the changes in the price of the futures contract on gasoline traded on the NYMEX, less UGA’s expenses. UGA invests in a mixture of listed gasoline futures contracts, other non-listed gasoline related investments, Treasuries, cash and cash equivalents. UGA began trading on February 26, 2008. As of November 30, 2009, UGA had total net assets of $76,044,876 and had outstanding units of 2.1 million. UGA employs an investment strategy in its operations that is similar to the investment strategy of USBO except that its benchmark is the near month contract for unleaded gasoline delivered at the New York harbor.

USHO is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV track the changes in percentage terms in the price of heating oil for delivery to the New York harbor, as measured by the changes in the price of the futures contract on heating oil traded on the NYMEX, less USHO’s expenses. USHO invests in a mixture of listed heating oil futures contracts, other non-listed heating oil related investments, Treasuries, cash and cash equivalents. USHO began trading on April 8, 2008. As of November 30, 2009, USHO had total net assets of $16,162,494 and had outstanding units of 600,000. USHO employs an investment strategy in its operations that is similar to the investment strategy of USBO except that its benchmark is the near month contract for heating oil (also known as No. 2 fuel) delivered at the New York harbor.

USSO is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USSO is to have the changes in percentage terms of its units’ NAV inversely reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil as traded on the NYMEX, less USSO’s expenses. USSO invests in a mixture of listed crude oil futures contracts, other non-listed crude oil related investments, Treasuries, cash and cash equivalents. USSO began trading on September 18, 2009. As of November 30, 2009, USSO had total net assets of 13,270,772 and had outstanding units of 300,000. USSO employs an investment strategy in its operations that is similar to the investment strategy of USBO, except its benchmark is the inverse of the near month contract for light, sweet crude oil delivered to Cushing, Oklahoma.

U12NG is a commodity pool and issues units traded on the NYSE Arca. The investment objective of US12NG is to have the changes in percentage terms of its units’ NAV inversely reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the average of the prices of 12 futures contracts on natural gas traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following eleven months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following eleven consecutive months, less US12NG’s expenses. US12NG invests in a mixture of listed natural gas futures contracts, other non-listed natural gas futures contracts, other non-listed natural gas-related investments, Treasuries, cash and cash equivalents. US12NG began trading on November 18, 2009. As of November 30, 2009, US12NG had total net assets of 9,997,224 and had outstanding units of 200,000. US12NG employs an investment strategy in its operations that is similar to the investment strategy of USBO, except its benchmark is the average of the prices of the near month contract to expire and the following eleven months contracts for natural gas delivered at the Henry Hub, Louisiana.

See “Prior Performance of the Sponsor and Affiliates.”

The Sponsor is required to evaluate the credit risk of USCI to the futures commission merchant, oversee the purchase and sale of USCI’s units by certain Authorized Purchasers, review daily positions and margin requirements of USCI, and manage USCI’s investments. The Sponsor also pays the fees of the Marketing Agent, the Administrator, the Custodian, SummerHaven and, in connection with the initial public offering of the units, registration fees paid to the SEC, FINRA, or any other regulatory agency, including the legal, printing, accounting and other expenses associated therewith.

The business and affairs of our Sponsor are managed by a board of directors, which is comprised of four management directors some of whom are also its executive officers (the “Management Directors”) and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, the Management Directors have the authority to manage the Sponsor pursuant to its Limited Liability Company Agreement. The Sponsor has an audit committee which is made up of the three independent directors (Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III). The audit committee is governed by an audit committee charter that is posted on USCI’s website. The board of directors has determined that each member of the audit committee meets the financial literacy requirements of the NYSE Arca and the audit committee charter. The board of directors has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise, as required by the NYSE Arca, such that each of them is considered an “Audit Committee Financial Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

Mr. Nicholas Gerber and Mr. Howard Mah also serve as executive officers of the Sponsor. USCI has no executive officers. Its affairs are generally managed by the Sponsor. The following individuals serve as Management Directors of the Sponsor.

Nicholas Gerber has been the President and Chief Executive Officer of the Sponsor since June 9, 2005 and a Management Director of the Sponsor since May 10, 2005. He maintains his main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. Mr. Gerber has acted as a portfolio manager for USCI and the Related Public Funds since April 2006. Mr. Gerber will act as a portfolio manager for USBO. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005, as a branch office manager of the Sponsor since May 15, 2009, and registered with the CFTC as an Associated Person of the Sponsor on December 1, 2005. Currently, Mr. Gerber manages the Related Public Funds. He will also manage USBO and USCI. Mr. Gerber has also served as Vice President/Chief Investment Officer of Lyon’s Gate Reinsurance Company, Ltd., a company formed to reinsure workmen’s compensation insurance, since June of 2003. Mr. Gerber has an extensive background in securities portfolio management and in developing investment funds that make use of indexing and futures contracts. He is also the founder of Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since March 1995. Since August 1995, Mr. Gerber has been the portfolio manager of the Ameristock Mutual Fund, Inc. a mutual fund registered under the Investment Company Act of 1940, focused on large cap U.S. equities that as of July 31, 2009, had approximately $198.5 million in assets. He has also been a Trustee for the Ameristock ETF Trust since June 2006, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has passed the Series 3 examination for associated persons. He holds an MBA in finance from the University of San Francisco and a BA from Skidmore College. Mr. Gerber is 47 years old.

Howard Mah has been a Management Director of the Sponsor since May 10, 2005, Secretary of the Sponsor since June 9, 2005, and Chief Financial Officer of the Sponsor since May 23, 2006. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. Mr. Mah is currently involved in the management of the Related Public Funds. He will also manage USBO and USCI. Mr. Mah also serves as the Sponsor’s Chief Compliance Officer. He received a Bachelor of Education from the University of Alberta, in 1986 and an MBA from the University of San Francisco in 1988. He has been Secretary and Chief Compliance Officer of the Ameristock ETF Trust since February 2007, Chief Compliance Officer of Ameristock Corporation since January 2001; a tax & finance consultant in private practice since January 1995, Secretary of Ameristock Mutual Fund since June 1995 and Ameristock Focused Value Fund from December 2000 to January 2005; Chief Compliance Officer of Ameristock Mutual Fund since August 2004 and the Co-Portfolio Manager of the Ameristock Focused Value Fund from December 2000 to January 2005. Mr. Mah is 45 years old.

Andrew F. Ngim has been a Management Director of the Sponsor since May 10, 2005 and Treasurer of the Sponsor since June 9, 2005. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. As Treasurer of the Sponsor, Mr. Ngim is currently involved in the management of the

Related Public Funds and will be involved in the management of USBO and USCI. He received a Bachelor of Arts from the University of California at Berkeley in 1983. Mr. Ngim has been Ameristock Corporation’s Managing Director since January 1999 and co-portfolio manager of Ameristock Corporation since January 2000, Trustee of the Ameristock ETF Trust since February 2007, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. Mr. Ngim is 48 years old.

Robert L. Nguyen has been a Management Director of the Sponsor since May 10, 2005. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005 and registered with the CFTC as an Associated Person on November 9, 2007. As a Management Director of the Sponsor, Mr. Nguyen is currently involved in the management of the Related Public Funds and will be involved in the management of USBO and USCI. He received a Bachelor of Science from California State University Sacramento in 1981. Mr. Nguyen has been the Managing Principal of Ameristock Corporation since January 2000. Mr. Nguyen is 50 years old.

The following individuals provide significant services to USCI but are employed by the entities noted below.

John Love has acted as a Senior Portfolio Manager for the Related Public Funds since January 2006. Mr. Love is also employed by the Sponsor. He has been listed with the CFTC as a Principal of the Sponsor since January 17, 2006. Mr. Love also served as the operations manager of Ameristock Corporation from October 2002 to January 2007, where he was responsible for back office and marketing activities for the Ameristock Mutual Fund and Ameristock Focused Value Fund and for the firm in general. Mr. Love holds a Series 3 license and was registered with the CFTC as an Associated Person of the Sponsor from December 1, 2005 through April 16, 2009. Mr. Love has passed the Level 1 Chartered Financial Analyst examination. He holds a BFA in cinema-television from the University of Southern California. Mr. Love is 38 years old.

John T. Hyland, CFA acts as a Portfolio Manager and as the Chief Investment Officer for the Sponsor. Mr. Hyland is employed by the Sponsor. He registered with the CFTC as an Associated Person of the Sponsor on December 1, 2005, and has been listed with the CFTC as a Principal of the Sponsor since January 17, 2006. Mr. Hyland became the Portfolio Manager for USOF, USNG, US12OF, UGA, USHO, USSO and US12NG in April 2006, April 2007, December 2007, February 2008, March 2008, September, 2009 and November, 2009 respectively, and as Chief Investment Officer of the Sponsor since January 2008, acts in such capacity on behalf of the Related Public Funds and will act in such capacity on behalf of USBO and USCI. As part of his responsibilities for the Related Public Funds, Mr. Hyland oversees day-to-day trading of the Related Public Funds and will coordinate with SummerHaven regarding USCI’s trading activities, helps set investment policies, and oversees USCI and the Related Public Funds’ activities with their futures commission brokers, custodian-administrator, and marketing agent. Mr. Hyland has an extensive background in portfolio management and research with both equity and fixed income securities, as well as in the development of new types of complex investment funds. In July 2001, Mr. Hyland founded Towerhouse Capital Management, LLC, a firm that provides portfolio management and new fund development expertise to non-U.S. institutional investors. Mr. Hyland has been, and remains, a Principal and Portfolio Manager for Towerhouse. Mr. Hyland received his Chartered Financial Analyst (“CFA”) designation in 1994. Mr. Hyland is a member of the CFA Institute (formerly AIMR). He is also a member of the National Association of Petroleum Investment Analysts, a not-for-profit organization of investment professionals focused on the oil industry. He serves as an arbitrator for FINRA, as part of their dispute resolution program. He is a graduate of the University of California, Berkeley. Mr. Hyland is 50 years old.

Ray W. Allen acts as a Portfolio Manager for UGA, USHO, USSO and US12NG He was hired by the Sponsor in October 2007 and has been employed by the Sponsor since January 14, 2008. He holds a Series 3 license and is registered with the CFTC as an Associated Person of the Sponsor on March 25, 2008. He has been listed with the CFTC as a Principal of the Sponsor since March 18, 2009. Mr. Allen’s responsibilities include daily trading and operations for UGA, USHO, USSO and US12NG. In addition, from February 2002 – October 2007, Mr. Allen was responsible for analyzing and evaluating the creditworthiness of client companies at Marble Bridge Funding Group Inc., in Walnut Creek, CA. Marble Bridge Funding Group

Inc. is a commercial finance company providing capital to entrepreneurial companies. Mr. Allen received a BA in Economics from the University of California at Berkeley in 1980. Mr. Allen is 53 years old.

Margaret Johnson has acted as a Portfolio Manager for the Related Public Funds since February 2009. Ms. Johnson has been employed by the sponsor since January 2007. Ms. Johnson also served as the Director of Product Services of Ameristock Corporation from January 2007 to February 2009, where she was responsible for back office and marketing activities for the Ameristock Mutual Fund and Ameristock/Ryan Treasury ETFs. Ms. Johnson was previously employed by Gap Inc. for 17 years, where she most recently served as the Director of Planning for Gap Japan. Ms. Johnson holds a Series 7 registration. She holds a BS in Communications from Moorhead State University. Ms. Johnson is 48 years old.

The following individuals serve as independent directors of the Sponsor.

Peter M. Robinson has been an Independent Director of the Sponsor since September 30, 2005 and, as such, serves on the board of directors of the Sponsor, which acts on behalf of USCI and the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since December 2005. Mr. Robinson has been employed as a Research Fellow writing about business and politics with the Hoover Institution since April 1993. The Hoover Institution is a public policy think tank located on the campus of Stanford University. Mr. Robinson graduated from Dartmouth College in 1979 and Oxford University in 1982. Mr. Robinson received an MBA from the Stanford University Graduate School of Business. Mr. Robinson has also written three books and has been published in the New York Times, Red Herring, and Forbes ASAP and he is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson is 52 years old.

Gordon L. Ellis has been an Independent Director of the Sponsor since September 30, 2005 and, as such, serves on the board of directors of the Sponsor, which acts on behalf of USCI and the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Ellis has been Chairman of International Absorbents, Inc., a holding company of Absorption Corp., since July 1988, President and Chief Executive Officer since November 1996 and a Class I Director of the company since July 1985. Mr. Ellis is also a director of Absorption Corp., International Absorbents, Inc.’s wholly-owned subsidiary which is engaged in developing, manufacturing and marketing a wide range of animal care and industrial absorbent products. Mr. Ellis is a director/trustee of Polymer Solutions, Inc., a former publicly-held company that sold all of its assets effective as of February 3, 2004 and is currently winding down its operations and liquidating following such sale. Polymer Solutions previously manufactured paints, coatings, stains and primers for wood furniture manufacturers. Mr. Ellis is a professional engineer with an MBA in international finance. Mr. Ellis is 63 years old.

Malcolm R. Fobes III has been an Independent Director of the Sponsor since September 30, 2005 and, as such, serves on the board of directors of the Sponsor, which acts on behalf of USCI and the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Fobes is the founder, Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Since June 1997, Mr. Fobes has been the Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Mr. Fobes also serves as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. From April 2000 to July 2006, Mr. Fobes also served as co-portfolio manager of The Wireless Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in companies engaged in the development, production, or distribution of wireless-related products or services. In these roles, Mr. Fobes has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Fobes was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes holds a B.S. degree in Finance and Economics from San Jose State University in California. Mr. Fobes is 45 years old.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the Sponsor: Melinda Gerber, the Gerber Family Trust, the Nicholas and Melinda Gerber Living Trust, Howard Mah, Andrew Ngim, Robert Nguyen, Peter Robinson, Gordon Ellis, Malcolm Fobes, John Love, Ray Allen, John Hyland and Wainwright. These individuals are principals due to their positions, however, Nicholas Gerber and Melinda Gerber are also principals due to their controlling stake in Wainwright. None of the principals owns or has any other beneficial interest in USCI. Nicholas Gerber, John Hyland and Ray Allen make trading and investment decisions for USCI. Nicholas Gerber, John Hyland and Ray Allen execute trades on behalf of USCI. In addition, Nicholas Gerber, John Hyland, Robert Nguyen and Ray Allen are registered with the CFTC as Associated Persons of the Sponsor and are NFA Associate Members.

Contributions to USCI

Currently, the Sponsor contributed $1,000 to USCI representing an initial contribution of capital to the pool. In connection with the commencement of the offering, the Sponsor will receive a single Unit of USCI to be issued in exchange for the previously received capital contribution, representing a beneficial interest in the pool.

Compensation and Fees to the Sponsor

USCI is contractually obligated to pay the Sponsor a management fee based on daily net assets and paid monthly of 0.95% per annum on average net assets. These fees are calculated on a daily basis (accrued at .1365 of the applicable percentage of NAV on that day).

Prior Performance of the Sponsor and Affiliates

The Sponsor is also currently the general partner of the Related Public Funds. Each of the Sponsor and the Related Public Funds is located in California.

USOF’s units began trading on the American Stock Exchange on April 10, 2006 and are offered on a continuous basis. As a result of the acquisition of the American Stock Exchange by NYSE Euronext, USOF’s units commenced trading on the NYSE Arca on November 25, 2008. As of November 30, 2009, the total amount of money raised by USOF from its authorized purchasers was $23,725,860,357; the total number of authorized purchasers of USOF was 17; the number of baskets purchased by authorized purchasers of USOF was 4,381; the aggregate amount of units purchased was 438,100,000; and the aggregate number of baskets redeemed by USOF was 4,049.

Since the offering of USOF units to the public on April 10, 2006 to November 30, 2009, the simple average daily change in its benchmark oil futures contract was -0.028%, while the simple average daily change in the NAV of USOF over the same time period was -0.022%. The average daily difference was 0.006% (or 0.6 basis points, where 1 basis point equals  1/100 of 1%). As a percentage of the daily movement of the benchmark oil futures contract, the average error in daily tracking by the NAV was 1.661%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USNG’s units began trading on the American Stock Exchange on April 18, 2007 and are offered on a continuous basis. As a result of the acquisition of the American Stock Exchange by NYSE Euronext, USNG’s units commenced trading on the NYSE Arca on November 25, 2008. As of November 30, 2009, the total amount of money raised by USNG from its authorized purchasers was $9,784,681,404; the total number of authorized purchasers of USNG was 14; the number of baskets purchased by authorized purchasers of USNG was 5,600; the aggregate amount of units purchased was 560,000,000; and the aggregate number of baskets redeemed by USNG was 1,326.

Since the offering of USNG units to the public on April 18, 2007 to November 30, 2009, the simple average daily change in its benchmark futures contract was -0.209%, while the simple average daily change in the NAV of USNG over the same time period was -0.207. The average daily difference was 0.002% (or 0.2 basis points, where 1 basis point equals  1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 0.406%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

US12OF’s units began trading on the American Stock Exchange on December 6, 2007 and are offered on a continuous basis. As a result of the acquisition of the American Stock Exchange by NYSE Euronext, US12OF’s units commenced trading on the NYSE Arca on November 25, 2008. As of November 30, 2009, the total amount of money raised by US12OF from its authorized purchasers was $208,307,351; the total number of authorized purchasers of US12OF was 5; the number of baskets purchased by authorized purchasers of US12OF was 71; the aggregate amount of units purchased was 7,100,000; and the aggregate number of baskets redeemed by US12OF was 34.

Since the offering of US12OF units to the public on December 6, 2007 to November 30, 2009, the simple average daily change in its benchmark oil futures contracts was -0.002%, while the simple average daily change in the NAV of US12OF over the same time period was -0.001%. The average daily difference was 0.001% (or 0.1 basis points, where 1 basis point equals  1/100 of 1%). As a percentage of the daily movement of the benchmark oil futures contracts, the average error in daily tracking by the NAV was -0.094%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

UGA’s units began trading on the American Stock Exchange on February 26, 2008 and are offered on a continuous basis. As a result of the acquisition of the American Stock Exchange by NYSE Euronext, UGA’s units commenced trading on the NYSE Arca on November 25, 2008. As of November 30, 2009, the total amount of money raised by UGA from its authorized purchasers was $126,264,651; the total number of authorized purchasers of UGA was 6; the number of baskets purchased by Authorized Purchasers of UGA was 42; the aggregate amount of units purchased was 4,200,000; and the aggregate number of baskets redeemed by UGA was 15.

Since the offering of UGA units to the public on February 26, 2008 to November 30, 2009, the simple average daily change in its benchmark futures contract was -0.014%, while the simple average daily change in the NAV of UGA over the same time period was -0.015%. The average daily difference was -0.001% (or 0.1 basis points, where 1 basis point equals  1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -1.075%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USHO’s units began trading on the American Stock Exchange on April 9, 2008 and are offered on a continuous basis. As a result of the acquisition of the American Stock Exchange by NYSE Euronext, USHO’s units commenced trading on the NYSE Arca on November 25, 2008. As of November 30, 2009, the total amount of money raised by USHO from its authorized purchasers was $27,751,399; the total number of authorized purchasers of USHO was 6; the number of baskets purchased by authorized purchasers of USHO was 8; the aggregate amount of units purchased was 800,000; and the aggregate number of baskets redeemed by USHO was 2.

Since the offering of USHO units to the public on April 9, 2008 to November 30, 2009, the simple average daily change in its benchmark futures contract was -0.105%, while the simple average daily change in the NAV of USHO over the same time period was -0.104%. The average daily difference was 0.001% (or 0.1 basis points, where 1 basis point equals  1/100 of 1%). As a percentage of the daily movement of the Benchmark Futures Contract, the average error in daily tracking by the NAV was -0.204%, meaning that over this time period USHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USSO’s units began trading on the NYSE Arca on September 18, 2009 and are offered on a continuous basis. As of November 30, 2009, the total amount of money raised by USSO from its authorized purchasers was $14,290,533; the total number of authorized purchasers was 7; the number of baskets purchased by authorized purchasers was 3; the aggregate amount of units purchased was 300,000; and no baskets were redeemed by USSO.

Since the offering of USSO units to the public on September 18, 2009 to November 30, 2009, the inverse of the simple average daily change in its benchmark futures contract was -0.236, while the simple average daily change in the NAV of USSO over the same time period was -0.238%. The average daily difference was -0.002% (or 0.2 basis points, where 1 basis point equals  1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.366%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

US12NG’s units began trading on the NYSE Arca on November 18, 2009 and are offered on a continuous basis. As of November 30, 2009, the total amount of money raised by US12NG from its authorized purchasers was $9,903,387; the total number of authorized purchasers was 2; the number of baskets purchased by authorized purchasers was 2; the aggregate amount of units purchased was 200,000; and the aggregate number of baskets redeemed by US12NG was 1.

There are significant differences between investing in USCI and the Related Public Funds and investing directly in the futures market. The Sponsor’s results with the Related Public Funds may not be representative of results that may be experienced with a fund directly investing in futures contracts or other managed funds investing in futures contracts. For more information on the performance of the Related Public Funds see the Performance Tables below.

Performance of the Related Public Funds

USOF:

Experience in Raising and Investing in Funds Through November 30, 2009

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$71,257,630,000
Dollar Amount Raised	$23,725,860,357
Organizational and Offering Expenses:**
SEC registration fee	$2,480,174
FINRA registration fee	$603,500
Listing fee	$5,000
Auditor’s fees and expenses	$335,850
Legal fees and expenses	$1,952,782
Printing expenses	$285,230
Length of USOF offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through December 31, 2006, these expenses were paid for by an affiliate of the General Partner in connection with the initial public offering. Following December 31, 2006, USOF has recorded these expenses.

Compensation to the General Partner and Other Compensation USOF:

Expenses Paid by USOF Through November 30, 2009 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$19,930,747
Amount Paid in Portfolio Brokerage Commissions	$7,112,952
Other Amounts Paid*	$8,165,536
Total Expenses Paid	$35,209,235

*	Includes expenses relating to the registration of units, legal fees, auditing fees, printing expenses, licensing fees, expenses relating to the tax reporting and fees paid to the independent directors.

Expenses Paid by USOF Through November 30, 2009 as a Percentage of Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.46% annualized
Portfolio Brokerage Commissions	0.16% annualized
Other Amounts Paid	0.19% annualized
Total Expenses Paid	0.81% annualized
USOF Performance:
Name of Commodity Pool	USOF
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 10, 2006
Aggregate Subscriptions (from inception through November 30, 2009)	$23,725,860,357
Total Net Assets as of November 30, 2009	$2,205,515,665
Initial NAV per Unit as of Inception	$67.39
NAV per Unit as of November 30, 2009	$39.17
Worst Monthly Percentage Draw-down	Oct 2008 (31.57)%
Worst Peak-to-Valley Draw-down	Jun 08 – Feb 09 (75.84)%
Number of Unitholders (as of December 31, 2008)	79,597

COMPOSITE PERFORMANCE DATA FOR USOF
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return
Month	2006	2007	2008	2009
January		(6.55)%	(3.98)%	(14.60)%
February		5.63%	11.03%	(6.55)%
March		4.61%	0.63%	7.23%
April	3.47%*	(4.26)%	12.38%	(2.38)%
May	(2.91)%	(4.91)%	12.80%	26.69%
June	3.16%	9.06%	9.90%	4.16%
July	(0.50)%	10.55%	(11.72)%	(2.30)%
August	(6.97)%	(4.93)%	(6.75)%	(1.98)%
September	(11.71)%	12.11%	(12.97)%	0.25%
October	(8.46)%	16.98%	(31.57)%	8.43%
November	4.73%	(4.82)%	(20.65)%	(0.51)%
December	(5.21)%	8.66%	(22.16)%
Annual Rate of Return	(23.03)%	46.15%	(54.75)%	14.16%**

*	Partial from April 10, 2006.
**	Through November 30, 2009.

Draw-down:  Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down:  The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down:  The largest percentage decline in the NAV per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

USNG:

Experience in Raising and Investing in Funds Through November 30, 2009

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$11,846,500,000
Dollar Amount Raised	$9,784,681,404
Organizational and Offering Expenses:**
SEC registration fee	$1,361,084
FINRA registration fee	$377,500
Listing fee	$5,000
Auditor’s fees and expenses	$274,350
Legal fees and expenses	$1,478,566
Printing expenses	$73,270
Length of USNG offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through April 18, 2007, these expenses were paid for by the General Partner. Following April 18, 2007, USNG has borne the expenses related to the offering of its units.

Compensation to the General Partner and Other Compensation USNG

Expenses Paid by USNG Through November 30, 2009 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$16,315,721
Amount Paid in Portfolio Brokerage Commissions	$11,678,292
Other Amounts Paid*	$8,970,685
Total Expenses Paid	$36,964,698

*	Includes expenses relating to the registration of units, legal fees, auditing fees, printing expenses, licensing fees, expenses relating to the tax reporting and fees paid to the independent directors.

Expenses Paid by USNG Through November 30, 2009 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.59% annualized
Portfolio Brokerage Commissions	0.42% annualized
Other Amounts Paid	0.32% annualized
Total Expense Ratio	1.34% annualized
USNG Performance:
Name of Commodity Pool	USNG
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 18, 2007
Aggregate Subscriptions (from inception through November 30, 2009)	$9,784,681,404
Total Net Assets as of November 30, 2009	$3,777,437,369
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2009	$9.18
Worst Monthly Percentage Draw-down	Jul 08 (32.13)%
Worst Peak-to-Valley Draw-down	Jun 08 – Nov 09 (85.89)%
Number of Unitholders (as of December 31, 2008)	59,745

COMPOSITE PERFORMANCE DATA FOR USNG
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return
Month	2007	2008	2009
January		8.87%	(21.49)%
February		15.87%	(5.47)%
March		6.90%	(11.81)%
April	4.30%*	6.42%	(13.92)%
May	(0.84)%	6.53%	10.37%
June	(15.90)%	13.29%	(4.63)%
July	(9.68)%	(32.13)%	(8.70)%
August	(13.37)%	(13.92)%	(27.14)%
September	12.28%	(9.67)%	26.03%
October	12.09%	(12.34)%	(13.31)%
November	(16.16)%	(6.31)%	(11.86)%
December	0.75%	(14.32)%
Annual Rate of Return	(27.64)%	(35.68)%	(62.01)%**

*	Partial from April 17, 2007.
**	Through November 30, 2009.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

US12OF:

Experience in Raising and Investing in Funds Through November 30, 2009

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$3,718,000,000
Dollar Amount Raised	$208,307,351
Organizational and Offering Expenses:**
SEC registration fee	$129,248
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$60,700
Legal fees and expenses	$297,544
Printing expenses	$43,019
Length of US12OF offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through March 31, 2009, these expenses were paid for by an affiliate of the General Partner in connection with the initial public offering. Following March 31, 2009, US12OF has borne the expenses related to the offering of its units.

Compensation to the General Partner and Other Compensation US12OF:

Expenses Paid by US12OF Through November 30, 2009 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$843,571
Amount Paid in Portfolio Brokerage Commissions	$40,666
Other Amounts Paid*	$597,027
Total Expenses Paid	$1,481,264

*	Includes expenses relating to the registration of units, legal fees, auditing fees, printing expenses, licensing fees, expenses relating to the tax reporting and fees paid to the independent directors.

Expenses Paid by US12OF Through November 30, 2009 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.60% annualized
Portfolio Brokerage Commissions	0.04% annualized
Other Amounts Paid	0.42% annualized
Total Expenses Paid	1.06% annualized
US12OF Performance:
Name of Commodity Pool	US12OF
Type of Commodity Pool	Exchange traded security
Inception of Trading	December 6, 2007
Aggregate Subscriptions (from inception through November 30, 2009)	$208,307,351
Total Net Assets as of November 30, 2009	$151,027,944
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2009	$40.82
Worst Monthly Percentage Draw-down	Oct 2008 (29.59)%
Worst Peak-to-Valley Draw-down	Jun 08 – Feb 09 (66.97)%
Number of Unitholders (as of December 31, 2008)	540

COMPOSITE PERFORMANCE DATA FOR US12OF
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return
Month	2007	2008	2009
January		(2.01)%	(7.11)%
February		10.48%	(4.34)%
March		(0.66)%	9.22%
April		11.87%	(1.06)%
May		15.47%	20.40%
June		11.59%	4.51%
July		(11.39)%	1.22%
August		(6.35)%	(2.85)%
September		(13.12)%	(0.92)%
October		(29.59)%	8.48%
November		(16.17)%	2.31%
December	8.44%*	(12.66)%
Annual Rate of Return	8.44%	(42.39)%	30.67%**

*	Partial from December 6, 2007.
**	Through November 30, 2009.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

UGA:

Experience in Raising and Investing in Funds Through November 30, 2009

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,500,000,000
Dollar Amount Raised	$126,264,651
Organizational and Offering Expenses:**
SEC registration fee	$184,224
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$27,500
Legal fees and expenses	$204,698
Printing expenses	$159,814
Length of UGA offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation UGA:

Expenses Paid by UGA Through November 30, 2009 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$439,769
Amount Paid in Portfolio Brokerage Commissions	$85,289
Other Amounts Paid*	$135,158
Total Expenses Paid	$660,216
Expenses Waived:**	$262,322
Total Expenses Paid or Accrued Including Expenses Waived	$922,538

*	Includes expenses relating to the registration of new units, legal fees, auditing fees, printing expenses, licensing fees, expenses relating to tax reporting and fees paid to the independent directors.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of UGA’s NAV, on an annualized basis. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses Paid by UGA Through November 30, 2009 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.60% annualized
Portfolio Brokerage Commissions	0.12% annualized
Other Amounts Paid	0.18% annualized
Total Expenses Paid	0.90% annualized
Expenses Waived	0.36% annualized
Total Expenses Paid Including Expenses Waived	1.26% annualized
UGA Performance:
Name of Commodity Pool	UGA
Type of Commodity Pool	Exchange traded security
Inception of Trading	February 26, 2008
Aggregate Subscriptions (from inception through November 30, 2009)	$126,264,651
Total Net Assets as of November 30, 2009	$76,044,876
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2009	$36.21
Worst Monthly Percentage Draw-down	Oct 2008 (38.48)%
Worst Peak-to-Valley Draw-down	Jun 08 – Dec 08 (69.02)%
Number of Unitholders (as of December 31, 2008)	2,960

COMPOSITE PERFORMANCE DATA FOR UGA
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return
Month	2008	2009
January		16.23%
February	(0.56)%*	0.26%
March	(2.39)%	2.59%
April	10.94%	2.07%
May	15.60%	30.41%
June	4.79%	1.65%
July	(12.79)%	6.24%
August	(3.88)%	(3.71)%
September	(9.36)%	(3.38)%
October	(38.48)%	10.96%
November	(21.35)%	1.00%
December	(15.72)%
Annual Rate of Return	(59.58)%	79.17%**

*	Partial from February 26, 2008.
**	Through November 30, 2009.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

USHO:

Experience in Raising and Investing in Funds Through November 30, 2009

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$500,000,000
Dollar Amount Raised	$27,751,399
Organizational and Offering Expenses:**
SEC registration fee	$142,234
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$27,500
Legal fees and expenses	$105,317
Printing expenses	$102,965
Length of USHO offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USHO:

Expenses Paid by USHO Through November 30, 2009 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$101,671
Amount Paid in Portfolio Brokerage Commissions	$16,884
Other Amounts Paid*	$46,996
Total Expenses Paid	$165,551
Expenses Waived**	$307,403
Total Expenses Paid or Accrued Including Expenses Waived	$472,954

*	Includes expenses relating to the registration of new units, legal fees, auditing fees, printing expenses, licensing fees, expenses relating to tax reporting and fees paid to the independent directors.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USHO’s NAV, on an annualized basis. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses Paid by USHO Through November 30, 2009 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.60% annualized
Portfolio Brokerage Commissions	0.10% annualized
Other Amounts Paid	0.28% annualized
Total Expenses Paid	0.98% annualized
Expenses Waived	1.81% annualized
Total Expenses Paid Including Expenses Waived	2.79% annualized
USHO Performance:
Name of Commodity Pool	USHO
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 9, 2008
Aggregate Subscriptions (from inception through November 30, 2009)	$27,751,399
Total Net Assets as of November 30, 2009	$16,162,494
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2009	$26.94
Worst Monthly Percentage Draw-down	Oct 08 (28.63)%
Worst Peak-to-Valley Draw-down	Jun 08 – Feb 09 (69.17)%
Number of Unitholders (as of December 31, 2008)	599

COMPOSITE PERFORMANCE DATA FOR USHO
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return
Month	2008	2009
January		0.05%
February		(11.34)%
March		6.73%
April	2.84%*	(3.85)%
May	15.93%	23.13%
June	5.91%	4.55%
July	(12.18)%	0.39%
August	(8.41)%	(2.71)%
September	(9.77)%	(0.48)%
October	(28.63)%	7.60%
November	(18.38)%	0.19%
December	(17.80)%
Annual Rate of Return	(56.12)%	22.79%**

*	Partial from April 9, 2008.
**	Through November 30, 2009.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

USSO:

Experience in Raising and Investing in Funds Through November 30, 2009

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,250,000,000
Dollar Amount Raised	$14,290,533
Organizational and Offering Expenses:**
SEC registration fee	$49,125
FINRA registration fee	$75,500
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$387,835
Printing expenses	$23,945
Length of USSO offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USSO:

Expenses Paid by USSO Through November 30, 2009 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$13,086
Amount Paid in Portfolio Brokerage Commissions	$3,203
Other Amounts Paid*	$4,195
Total Expenses Paid	$20,484
Expenses Waived**	$109,010
Total Expenses Paid or Accrued Including Expenses Waived	$129,494

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, expenses relating to tax reporting and fees paid to the independent directors.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USSO's NAV, on an annualized basis. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses Paid by USSO Through November 30, 2009 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.61% annualized
Portfolio Brokerage Commissions	0.15% annualized
Other Amounts Paid	0.20% annualized
Total Expenses Paid	0.95% annualized
Expenses Waived	5.07% annualized
Total Expenses Paid Including Expenses Waived	6.03% annualized
USSO Performance:
Name of Commodity Pool	USSO
Type of Commodity Pool	Exchange traded security
Inception of Trading	September 18, 2009
Aggregate Subscriptions (from inception through November 30, 2009)	$14,290,533
Total Net Assets as of November 30, 2009	$13,270,772
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2009	$44.24
Worst Monthly Percentage Draw-down	Oct 09 (8.65)%
Worst Peak-to-Valley Draw-down	Sep 09 – Nov 09 (11.52)%
Number of Unitholders (as of December 31, 2008)	N/A

COMPOSITE PERFORMANCE DATA FOR USSO
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return
Month	2009
January
February
March
April
May
June
July
August
September	(2.90)%*
October	(8.65)%
November	(0.25)%
December
Annual Rate of Return	(11.52)%**

*	Partial from September 18, 2009.
**	Through November 30, 2009.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

US12NG:

Experience in Raising and Investing in Funds Through November 30, 2009

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,500,000,000
Dollar Amount Raised	$9,903,387
Organizational and Offering Expenses:**
SEC registration fee	$82,445
FINRA registration fee	$75,500
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$315,168
Printing expenses	$31,003
Length of US12NG offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation US12NG:

Expenses Paid by US12NG Through November 30, 2009 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$	**
Amount Paid in Portfolio Brokerage Commissions	$	**
Other Amounts Paid*	$	**
Total Expenses Paid	$	**

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, expenses relating to tax reporting and fees paid to the independent directors.
**	As US12NG commenced operations on November 18, 2009, there is not sufficient information available with respect to expenses paid or accrued through November 30, 2009.

Expenses Paid by US12NG Through November 30, 2009 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	N/A% annualized
Portfolio Brokerage Commissions	N/A% annualized
Other Amounts Paid	N/A% annualized
Total Expense Ratio	N/A% annualized
US12NG Performance:
Name of Commodity Pool	US12NG
Type of Commodity Pool	Exchange traded security
Inception of Trading	November 18, 2009
Aggregate Subscriptions (from inception through November 30, 2009)	$9,903,387
Total Net Assets as of November 30, 2009	$9,997,224
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of November 30, 2009	$49.99
Worst Monthly Percentage Draw-down	Nov 09 (0.02)%
Worst Peak-to-Valley Draw-down	Nov 09 (0.02)%
Number of Unitholders (as of December 31, 2008)	N/A

COMPOSITE PERFORMANCE DATA FOR US12NG
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return
Month	2009
January
February
March
April
May
June
July
August
September
October
November	(0.02)%*
December
Annual Rate of Return	(0.02)%**

*	Partial from November 18, 2009.
**	Through November 30, 2009.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

Other Related Commodity Trading and Investment Management Experience

Ameristock Corporation is an affiliate of the General Partner and it is a California-based registered investment advisor registered under the Investment Advisors Act of 1940, as amended, that has been sponsoring and providing portfolio management services to mutual funds since 1995. Ameristock Corporation is the investment adviser to the Ameristock Mutual Fund, Inc., a mutual fund registered under the Investment Company Act of 1940 that focuses on large cap U.S. equities that had approximately $218.1 million in assets as of November 30, 2009. Ameristock Corporation was also the investment advisor to the Ameristock ETF Trust, an open-end management investment company registered under the 1940 Act that consisted of five separate investment portfolios, each of which sought investment results, before fees and expenses, that corresponded generally to the price and yield performance of a particular U.S. Treasury securities index owned and compiled by Ryan Holdings LLC and Ryan ALM, Inc. The Ameristock ETF Trust has liquidated each of its investment portfolios and is in the process of winding up its affairs.

Who is SummerHaven?

Background of SummerHaven Investment Management, LLC

SummerHaven Investment Management, LLC is a Delaware limited liability company formed on August 11, 2009. Its offices are located at Soundview Plaza, 4th Floor, 1266 East Main Street, Stamford, CT 06902, and its telephone number is (203) 352-2700. SummerHaven Investment Management, LLC has been registered under the Commodity Exchange Act as a commodity pool operator and a commodity trading advisor since October 9, 2009. SummerHaven Investment Management, LLC became an NFA member effective October 9, 2009. SummerHaven Investment Management, LLC also is registered investment advisor under the Investment Advisers Act of 1940. The firm’s management team has over 50 years of combined capital markets experience including commodity research and modeling, trading, investment management and risk management expertise.

Background of SummerHaven Index Management, LLC

SummerHaven Index Management, LLC is the owner, creator and licensor of commodity indices including the SummerHaven Dynamic Commodity Index. SummerHaven Index Management, LLC is a Delaware limited liability company formed on August 11, 2009. It maintains its main business office at

Soundview Plaza, Fourth Floor, 1266 East Main Street, Stamford, CT 06902. The firm maintains a website at []. The firm creates innovative commodities indices focused on providing investors with better risk-adjusted returns than traditional commodity index benchmarks. SummerHaven Index Management’s principals and consultants include academics who are the authors of widely cited and acclaimed papers on commodities futures investing including ‘Facts and Fantasies about Commodities’ and ‘Fundamentals of Commodities Futures Returns”. The firm is led by a seasoned management team with over 50 years of collective Wall Street experience with commodities futures, capital markets, investment management, and exchange traded products.

Principals of SummerHaven Investment Management, LLC

Adam W. Dunsby has been employed by SummerHaven Investment Management, LLC since April 2009 as a partner. His duties include quantitative modeling and portfolio construction. From April 1995 to April 2008, Mr. Dunsby was employed by Cornerstone Quantitative Investment Group Inc., a quantitative global macro CTA, as a co-founder and manager. Mr. Dunsby was not employed from April 2008 to April 2009. Mr. Dunsby became listed as a principal of SummerHaven Investment Management, LLC effective October 1, 2009, as an associated person of SummerHaven Investment Management, LLC effective October 9, 2009 and as an associate member of the NFA effective October 9, 2009. Mr. Dunsby graduated summa cum laude from the Wharton School of the University of Pennsylvania in 1990 with a BS in Economics. He earned his PhD in Finance from Wharton in 1995. Mr. Dunsby is 42 years old.

Kurt J. Nelson has been employed by SummerHaven Investment Management, LLC since August 2009 as a partner. His duties include investor relations, product structuring and compliance. From September 2007 to July 2009, Mr. Nelson was employed by UBS Investment Bank as a Managing Director and supervisory committee member of the UBS Bloomberg CMCI Index and Dow-Jones UBS Commodity Index. From March 1998 to January 2007, Mr. Nelson was employed by AIG Financial Products Corp. as a Managing Director. Mr. Nelson was not employed from January 2007 to September 2007. Mr. Nelson became listed as a principal of SummerHaven Investment Management, LLC effective October 1, 2009, as an associated person of SummerHaven Investment Management, LLC effective October 12, 2009 and as an associate member of the NFA effective October 12, 2009. Mr. Nelson is 40 years old.

Ashraf R. Rizvi has been employed by SummerHaven Investment Management, LLC since April 2009 as a partner. His duties include trading and operational management. From October 1994 to February 2008, Mr. Rizvi was employed by UBS Investment Bank as a Managing Director and Global Head of Commodities Trading. Mr. Rizvi was not employed from February 2008 to April 2009. Mr. Rizvi became listed as a principal of SummerHaven Investment Management, LLC effective October 9, 2009. Mr. Rizvi is 47 years old.

K. Geert Rouwenhorst has been employed by SummerHaven Investment Management, LLC since April 2009 as a partner. His duties include research and investor relations. From July 1990 to present, Mr. Rouwenhorst has been employed by Yale School of Management as a Professor of Finance. Mr. Rouwenhorst became listed as a principal of SummerHaven Investment Management, LLC effective October 8, 2009. Mr. Rouwenhorst is 49 years old.

Prior Performance of SummerHaven

Prior Performance of SummerHaven Commodity Fund LP:

Name of Commodity Pool	SummerHaven Commodity Fund LP
Type of Commodity Pool	Privately offered
Inception of Trading	October 1, 2009
Aggregate Subscriptions (from inception through January 31, 2010)	$2,250,000
Net Asset Value as of January 31, 2010	$2,472,000
Worst Monthly Draw-down	Jan 2010 (5.22)%
Worst Peak-to-Valley Draw-down	Jan 2010 (5.22)%

Composite Performance Data for SummerHaven Commodity Fund LP

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return
Month	2009	2010
January		(5.22)%
February
March
April
May
June
July
August
September
October	3.39%
November	2.68%
December	3.04%
Annual Rate of Return	9.39%	(5.22)%*

*	Through January 31, 2010.

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

Who is the Trustee?

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Units and the management of the Trust and USCI are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Unitholders. The Trustee is permitted to resign upon at least [sixty (60) days’] notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this Prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and USCI. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

How Does USCI Operate?

The net assets of USCI will consist primarily of Commodity Interests. USCI will invest in Commodity Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Commodity Interests. The primary focus of the Sponsor is the investment in Commodity Interests and the management of USCI’s investments in Treasury Securities, cash and/or cash equivalents for margining purposes and as collateral.

The investment objective of USCI is to have daily changes in percentage terms of the Units’ NAV reflect the daily changes in percentage terms of the Index, less USCI’s expenses. The Sponsor does not intend that USCI will be operated in a fashion such that its NAV will equal, in dollar terms, the price of the Index or the price of any particular commodity Futures Contract.

USCI seeks to achieve its investment objective by investing in a mix of Commodity Interests such that the changes in its NAV will closely track the changes in the Index. USCI’s positions in Commodity Interests will be rebalanced on a monthly basis in order to track the changing nature of the Index. The portfolio rebalancing takes place during the last four business days of the month (“Rebalancing Period”). At the end of each of the days in the Rebalancing Period, one fourth of the prior month portfolio positions are replaced by equally-weighted positions in the commodity contracts determined on the selection date, which is the fifth business day before the end of the month (“Selection Date”). At the end of the Rebalancing Period the Index takes an equal-weight position of approximately 7.14% in each of the selected commodity contracts. After fulfilling the collateral requirements with respect to its Commodity Interests, USCI will invest the remainder of its proceeds from the sale of baskets in short-term Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).

The Sponsor endeavors to place USCI’s trades in Commodity Interests and otherwise manage USCI’s investments so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in USCI’s NAV for any period of 30 successive valuation days; i.e., any NYSE Arca trading day as of which USCI calculates its NAV, and
•	B is the average daily change in the price of the Index over the same period.

The Sponsor believes that market arbitrage opportunities cause daily changes in USCI’s Unit price on the NYSE Arca to closely track daily changes in USCI’s NAV per Unit. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between USCI’s NAV and the Index will be that daily changes in the price of USCI’s Units on the NYSE Arca will closely track daily changes in the Index, less USCI’s expenses. While the Index is composed of Futures Contracts and is therefore a measure of the price of the commodities comprising the Index for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the Index and the cash or spot price of the commodities underlying Benchmark Component Futures Contracts.

These relationships illustrated in the following diagram:

An investment in the Units provides a means for diversifying an investor’s portfolio or hedging exposure to changes in commodities prices. An investment in the Units allows both retail and institutional investors to easily gain this exposure to the commodities market in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track changes in the Index regardless of whether the Index goes up or goes down. USCI’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USCI’s Units for the purpose of investing indirectly in the commodities market in a cost-effective manner, and/or to permit participants in the commodities or other industries to hedge the risk of losses in their commodity-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the commodities market and/or the risks involved in hedging may exist. In addition, an investment in USCI involves the risk that the changes in the price of USCI’s Units will not accurately track the changes in the Index, and that changes in the Index will not closely correlate with changes in the price of the commodities underlying the Benchmark Component Futures Contracts on the spot market. Furthermore, USCI will also hold short-term Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Commodity Interests and to invest cash not required to be used as margin or collateral. USCI does not expect there to be any meaningful correlation between the performance of USCI’s investments in Treasury Securities/cash/cash equivalents and the changes in the price of commodities or Commodity Interests. While the level of interest earned on or the market price of these investments may in some respect correlate to changes in the price of commodities, this correlation is not anticipated as part of USCI’s efforts to meet its objective.

USCI’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading, on USCI’s website at www..com. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Futures Contract, the specific types and values of Other Commodity-Related Investments and characteristics of such Other Commodity-Related Investments, the name and value of each Treasury security and cash equivalent, and the amount of cash held in USCI’s portfolio. USCI’s website is publicly accessible at no charge.

The Units issued by USCI may only be purchased by Authorized Purchasers and only in blocks of 100,000 Units called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of Units in the Creation Basket. Similarly, only Authorized Purchasers may redeem Units and only in blocks of 100,000 Units called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Units in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by USCI. The NYSE Arca will publish an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While USCI issues Units only in Creation Baskets, Units may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by specialist firm(s). Like any listed security, Units can be purchased and sold at any time a secondary market is open.

USCI’s Investment Strategy

Other than to address monthly changes in the Benchmark Component Futures Contacts, in managing USCI’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Commodity Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by USCI, and that USCI’s closing NAV per Unit is $50.00. In that case, USCI would receive $5,000,000 in proceeds from the sale of the Creation Basket ($50.00 NAV per Unit multiplied by 100,000 Units, and ignoring the Creation Basket fee of $1,000). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contract is $16,000, USCI would be unable to buy an exact number of Benchmark Component Futures Contracts with an aggregate market value equal to $5,000,000. Instead, USCI would be able to purchase 103 Benchmark Component Futures Contracts with an aggregate market value of $4,969,750. Assuming a margin requirement equal to 10% of the value of the Benchmark Component Futures Contracts, USCI would be required to deposit $496,975 in Treasury Securities and cash with the futures commission merchant through which the Benchmark Component Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket, would remain invested in cash, cash equivalents, and Treasury Securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Commodity Interests purchased will depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of USCI’s investments. While the Sponsor anticipates significant investments in Futures Contracts on the Futures Exchanges, for various reasons, including the ability to enter into the precise amount of exposure to the commodities market and position limits on Futures Contracts, it will also invest in Other Commodity-Related Investments, such as swaps, in the over-the-counter market to a significant degree.

The Sponsor does not anticipate letting its Futures Contracts expire and taking delivery of any commodities. Instead, the Sponsor will close out existing positions, e.g., in response to ongoing changes in the Index or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Commodity Interests. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

What are Futures Contracts?

Futures contracts are agreements between two parties. One party agrees to buy a commodity such as natural gas from the other party at a later date at a price and quantity agreed-upon when the contract is made. For example, the futures contracts for natural gas traded on the NYMEX trade in units of 10,000 million British Thermal Units (“mmBtu”). Generally, futures contracts traded on the NYMEX are priced by floor brokers and other exchange members both through an “open outcry” of offers to purchase or sell the contracts and through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell. Futures contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.

Certain typical and significant characteristics of Futures Contracts are discussed below. Additional risks of investing in Futures Contracts are included in “What are the Risk Factors Involved with an Investment in USCI?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.

Futures contracts include typical and significant characteristics. Most significantly, the CFTC and U.S. designated contract markets such as the NYMEX, COMEX, CME, and CBOT have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by USCI is not) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S.-based Futures Exchanges limit the daily price fluctuation for futures contracts. Currently, the ICE Futures imposes position and accountability limits that are similar to those imposed by U.S.-based Futures Exchanges but does not limit the maximum daily price fluctuation, while some other non-U.S. Futures Exchanges have not adopted such limits.

The accountability levels for the commodities comprising the Index and other Futures Contracts traded on U.S.-based Futures Exchanges are not a fixed ceiling, but rather a threshold above which such exchanges may exercise greater scrutiny and control over an investor’s positions. For example, the current accountability level for any one month in natural gas Futures Contracts traded on NYMEX is 6,000 contracts. In addition, the NYMEX imposes an accountability level for all months of 12,000 net futures contracts in natural gas. If USCI and the Related Public Funds exceed these accountability levels for investments in futures contracts for natural gas, the NYMEX will monitor USCI’s exposure and ask for further information on their activities, including the total size of all positions, investment and trading strategy, and the extent of USCI’s liquidity resources. If deemed necessary by the NYMEX, it could also order USCI to reduce its position back to the accountability level.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. For example, the current position limit for feeder cattle Futures Contracts on the CME is 1,600 futures contracts in any contract month. USCI will not be able to hold, own or control feeder cattle Futures Contracts in excess of this limit.

If a Futures Exchange orders USCI to reduce its position in a particular Futures Contract back to the applicable position limit or accountability level, or to an accountability level that the Futures Exchange deems appropriate for USCI, such a level may impact the mix of investments in Commodity Interests made by USCI. To illustrate, assume that the Brent crude oil Futures Contract traded on ICE Futures and the unit price of USCI are each $100, and that the ICE Futures has determined that USCI may not own more than 20,000 Brent crude oil Futures Contracts. In such case, USCI could invest up to $2 billion of its daily net assets in the Brent crued oil Futures Contract (i.e., $100 per contract multiplied by 1,000 (the standard size of a Brent crude oil Futures Contract is 1,000 barrels) multiplied by 20,000 contracts) before reaching the position level imposed by the ICE Futures. Once the daily net assets of the portfolio exceed $2 billion in the Brent crude oil Futures Contract, the portfolio may not be able to take any further positions in the Brent crude oil Futures Contract, depending on whether the ICE Futures imposes limits. If USCI is limited in its investments in any Futures Contracts, the Sponsor anticipates that it will invest the majority of its assets above that level in a mix of other Futures Contracts or other Commodity Interests on other Futures Exchanges or over-the-counter markets.

In addition to position limits and accountability levels that may apply at any time, the Futures Exchanges may impose position limits on particular contracts held in the last few days of trading in the near month contract to expire. It is unlikely that USCI will run up against such position limits because USCI will not hold the near month contract in any of its Benchmark Component Futures Contracts and USCI’s investment strategy is to close out its positions during each Rebalancing Period and purchase new contracts.

U.S.-based Futures Exchanges also limit the amount of price fluctuation for Futures Contracts. For example, the NYMEX imposes a $3.00 per mmBtu ($30,000 per contract) price fluctuation limit for natural gas Futures Contracts. This limit is initially based off the previous trading day’s settlement price. If any natural gas Futures Contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes it begins at the point where the limit was imposed and the limit is reset to be $3.00 per mmBtu in either direction of that point. If another halt were triggered, the market would continue to be expanded by $3.00 per mmBtu in either direction after each successive five-minute trading halt. There is no maximum price fluctuation limit during any one trading session.

USCI anticipates that to the extent it invests in Futures Contracts other than the Benchmark Component Futures Contracts and Other Commodity-Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Futures Contracts and Other Commodity-Related Investments against the current Benchmark Component Futures Contracts.

Examples of the position and price limits imposed are as follows:

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
ICE-UK Crude Oil (Brent)	There are no position accountability levels or limits for this contract. However, the exchange’s daily position management regime requires that any position greater than 500 lots in the nearest two expiry months must be reported to the exchange on a daily basis.	There is no maximum daily price fluctuation limit.
NYMEX Light, Sweet Crude Oil (WTI)	Accountability Levels: for any one month: 10,000 net futures / all months: 20,000 net futures. Position Limits: 3,000 net futures in the last three days of trading in the spot month.	$10.00 per barrel ($10,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $10.00 per barrel in either direction. If another halt were triggered, the market would continue to be expanded by $10.00 per barrel in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.
ICE-UK Gas Oil	There are no position accountability levels or limits for this contract. However, any position greater than 100 lots in the nearest expiry month must be reported to the exchange on a daily basis.	There is no maximum daily price fluctuation limit.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
NYMEX Heating Oil	Accountability Levels: any one month: 5,000 net futures / all months: 7,000 net futures. Position Limits: 1,000 net futures in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.
NYMEX Henry Hub Natural Gas	Accountability Levels: any one month: 6,000 net futures / all months: 12,000 net futures. Position Limits: 1,000 net futures in the last three days of trading in the spot month.	$3.00 per mmBtu ($30,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $3.00 per mmBtu in either direction. If another halt were triggered, the market would continue to be expanded by $3.00 per mmBtu in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.
NYMEX RBOB Gasoline	Accountability Levels: any one month: 5,000 net futures / all months: 7,000 net futures. Position Limits: 1,000 net futures in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.
CME Feeder Cattle	Accountability Limits: none. Position Limits: non-spot month: 1,600 net futures / spot month: 300 net futures (during the last 10 days of trading).	$0.03 per pound above or below the previous day’s settlement price.
CME Lean Hogs	Accountability Levels: none. Position Limits: non-spot month: 4,100 net futures / spot month: 950 net futures (as of the close of business on the fifth business day of the contract month).	$0.03 per pound above or below previous day’s settlement price, except that there are no limits in the spot month contract during the in last 2 days of trading.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
CME Live Cattle	Accountability Levels: none.

	Position Limits: non-spot month: 5,400 net futures / spot month: 450 net futures (300 net futures as of the close of business on the business day immediately preceding the last 5 business days of the contract month).	$0.03 per pound above or below the previous day’s settlement price.
CBOT Bean Oil	Accountability Levels: none. Position Limits: spot month: 540 net futures / any one month: 5,000 net futures / all months: 6,500 net futures.	$0.025 cents per pound expandable to $0.035 cents per pound and then to $0.055 cents per pound when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

CBOT Corn	Accountability Levels: none. Position Limits: spot month: 600 net futures / any one month: 13,500 net futures / all months: 22,000 net futures.	$0.30 per bushel expandable to $0.45 and then to $0.70 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.
CBOT Soybeans	Accountability Levels: none. Position Limits: spot month: 600 net futures / any one month: 6,500 net futures / all months: 10,000 net futures.	$0.70 per bushel expandable to $1.05 and then to $1.60 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

CBOT Soybean Meal	Accountability Levels: none. Position Limits: spot month: 720 net futures / any one month: 5,000 net futures / all months: 6,500 net futures.	$20 per short ton expandable to $30 and then to $45 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.
CBOT Wheat	Accountability Levels: none.	$0.60 per bushel expandable to $0.90 and then to $1.35 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.
Position Limits: spot month: 600 net futures / any one month: 5,000 net futures / all months: 6,500 net futures.
LME High Grade Primary Aluminum	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.
COMEX Copper
LME Lead	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
LME Primary Nickel	Accountability Levels: none.	There is no maximum daily price fluctuation limit.
Position Limits: none.
LME Tin	Accountability Levels: none.	There is no maximum daily price fluctuation limit.
Position Limits: none.
LME Special High Grade Zinc	Accountability Levels: none.	There is no maximum daily price fluctuation limit.
Position Limits: none.
COMEX Gold	Accountability Levels: any one month: 6,000 net futures / all months: 6,000 net futures.	There is no maximum daily price fluctuation limit.
Position Limits: 3,000 net futures in the expiration month.
NYMEX Platinum	Accountability Levels: any one month: 1,500 net futures / all months: 1,500 net futures.	There is no maximum daily price fluctuation limit.
Position Limits: 150 net futures in the expiration month.
COMEX Silver	Accountability Levels: any one month: 6,000 net futures / all months: 6,000 net futures.	There is no maximum daily price fluctuation limit.
Position Limits: 1,500 net futures in the expiration month.
ICE-US Cocoa	Accountability Levels: any one month: 6,000 net futures / all months: 6,000 net futures.	There is no maximum daily price fluctuation limit.
Position Limits: 1,000 net futures for any month for which delivery notices have or may be issued.
ICE-US Coffee “C”	Accountability Levels: any one month: 5,000 net futures / all months: 5,000 net futures.	There is no maximum daily price fluctuation limit.
Position Limits: 500 net futures for any month for which delivery notices have or may be issued.
ICE-US Cotton	Accountability Levels: none. Position Limits: spot month: 300 net futures / any one month: 3,500 net futures / all months: 5,000 net futures.	$0.03 above or below previous day’s settlement price. Limit is subject to expansion in certain circumstances.
ICE-US World Sugar No. 11	Accountability Levels: any one month: 10,000 net futures / all months: 15,000 net futures. Position Limits: 5,000 net futures in the spot month.	There is no maximum daily price fluctuation limit.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Economic factors that may cause volatility in Futures Contracts include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants. Because USCI invests a significant portion of its assets in futures contracts, the assets of USCI, and therefore the price of USCI’s Units, may be subject to greater volatility than traditional securities.

Marking-to-Market Futures Positions

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if USCI’s futures positions have declined in value, USCI may be required to post “variation margin” to cover this decline. Alternatively, if USCI’s futures positions have increased in value, this increase will be credited to USCI’s account.

What is the Index?

The Index was developed based upon academic research by Yale University professors Gary B. Gorton and K. Geert Rouwenhorst, and University of Tokyo professor Fumio Kayashi. The Index is designed to reflect the performance of a fully collateralized portfolio of 14 commodity futures contracts with equal weights, selected each month from a universe of 27 eligible commodity futures contracts. The Index is rules-based and rebalanced monthly based on observable price signals. In this context, the term “rules-based” is meant to indicate that the composition of the Index in any given month will be determined by quantitative formulas relating to the prices of the futures contracts that relate to the commodities that are eligible to be included in the Index. Such formulas are not subject to adjustment based on other factors. The overall return on the Index is generated by two components: (i) uncollateralized returns from the commodity futures contracts comprising the Index and (ii) a daily fixed income return reflecting the interest earned on a hypothetical 3-month U.S. Treasury Bill collateral portfolio, calculated using the weekly auction rate for the 3 Month U.S. Treasury Bills published by the U.S Department of the Treasury. SummerHaven Indexing is the owner of the Index.

The Index is composed of physical non-financial commodity futures contracts with active and liquid markets traded upon futures exchanges in major industrialized countries. The futures contracts are denominated in U.S. dollars and weighted equally by notional amount. The Index currently reflects commodities in six commodity sectors: energy (e.g., crude oil, natural gas, heating oil, etc.), precious metals (e.g., gold, silver platinum, etc.), industrial metals (e.g., zinc, nickel, aluminum, copper, etc.), grains (e.g., wheat, corn, soybeans, etc.), softs (e.g., sugar, cotton, coffee, cocoa, etc.), and livestock (e.g., live cattle, lean hogs, feeder cattle, etc.)

Table 1 below lists the eligible commodities, the relevant futures exchange on which the futures contract is listed and quotation details. Table 2 lists the eligible futures contracts, their sector designation and maximum allowable tenor.

TABLE 1

Commodity	Designated Contract	Exchange	Units	Quote
Crude Oil (Brent)	Crude Oil	ICE-UK	1,000 barrels	USD/barrel
Crude Oil (WTI)	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel
Gas Oil	Gas Oil	ICE-UK	100 metric tons	USD/metric ton
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	USD/mmbtu

Commodity	Designated Contract	Exchange	Units	Quote
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending “RBOB”	NYMEX	42,000 gallons	U.S. cents/gallon
Feeder Cattle	Feeder Cattle	CME	50,000 lbs.	U.S. cents/pound
Lean Hogs	Lean Hogs	CME	40,000 lbs.	U.S. cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs.	U.S. cents/pound
Bean Oil	Bean Oil	CBOT	60,000 lbs.	U.S. cents/pound
Corn	Corn	CBOT	5,000 bushels	U.S. cents/bushel
Soybeans	Soybeans	CBOT	5,000 bushels	U.S. cents/bushel
Soybean Meal	Soybean Meal	CBOT	100 tons	USD/ton
Wheat	Wheat	CBOT	5,000 bushels	U.S. cents/bushel
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton
Copper	Copper	COMEX	25,000 lbs	U.S. cents/pound
Lead	Lead	LME	25 metric tons	USD/metric ton
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton
Tin	Tin	LME	5 metric tons	USD/metric ton
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.
Platinum	Platinum	NYMEX	50 troy oz.	USD/troy oz.
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.
Cocoa	Cocoa	ICE-US	10 metric tons	USD/metric ton
Coffee	Coffee “C”	ICE-US	37,500 lbs	U.S. cents/pound
Cotton	Cotton	ICE-US	50,000 lbs	U.S. cents/pound
Sugar	World Sugar No. 11	ICE-US	112,000 lbs.	U.S. cents/pound

TABLE 2

Commodity Symbol	Commodity Name	Sector	Allowed Contracts	Max. tenor
CO	Brent Crude	Energy	All 12 Calendar Months	12
CL	Crude Oil	Energy	All 12 Calendar Months	12
QS	Gas Oil	Energy	All 12 Calendar Months	12
HO	Heating Oil	Energy	All 12 Calendar Months	12
NG	Natural Gas	Energy	All 12 Calendar Months	12
XB	RBOB	Energy	All 12 Calendar Months	12
FC	Feeder Cattle	Livestock	Jan, Mar, Apr, May, Aug, Sep, Oct, Nov	5
LH	Lean Hogs	Livestock	Feb, Apr, Jun, Jul, Aug, Oct, Dec	5
LC	Live Cattle	Livestock	Feb, Apr, Jun, Aug, Oct, Dec	5
BO	Bean Oil	Grains	Jan, Mar, May, Jul, Aug, Sep, Oct, Dec	7
C	Corn	Grains	Mar, May, Jul, Sep, Dec	12
S	Soybeans	Grains	Jan, Mar, May, Jul, Aug, Sep, Dec	12
SM	Soymeal	Grains	Jan, Mar, May, Jul, Aug, Sep, Dec	7
W	Wheat	Grains	Mar, May, Jul, Sep, Dec	7
LA	Aluminum	Industrial Metals	All 12 Calendar months	12
HG	Copper	Industrial Metals	All 12 Calendar Months	12
LL	Lead	Industrial Metals	All 12 Calendar Months	7
LN	Nickel	Industrial Metals	All 12 Calendar Months	7
LT	Tin	Industrial Metals	All 12 Calendar Months	7
LX	Zinc	Industrial Metals	All 12 Calendar Months	7
GC	Gold	Precious Metals	Feb, Apr, Jun, Aug, Oct, Dec	12
PL	Platinum	Precious Metals	Jan, Apr, Jul, Oct	5
SI	Silver	Precious Metals	Mar, May, Jul, Sep, Dec	5
CC	Cocoa	Softs	Mar, May, Jul, Sep, Dec	7
KC	Coffee	Softs	Mar, May, Jul, Sep, Dec	7
CT	Cotton	Softs	Mar, May, Jul, Oct, Dec	7
SB	Sugar	Softs	Mar, May, Jul, Oct	7

Values of the Index are computed by Bloomberg and disseminated approximately every fifteen (15) seconds from 8:00 a.m. to 5:00 p.m., New York City time, which also publishes a daily Commodity Index value at approximately 5:30 p.m., New York City time, under the index ticker symbol “SDCITR:IND”. Only settlement and last-sale prices are used in the Index’s calculation, bids and offers are not recognized — including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying Index may lag its theoretical value. This tendency to lag is evident at the end of the day when the Index value is based on the settlement prices of the component commodities, and explains why the underlying Index often closes at or near the high or low for the day.

Composition of the Index

The composition of the Index on any given day, as determined and published by SummerHaven Indexing, is determinative of the benchmark for USCI. Neither the SDCI index methodology nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the Index and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the Index that cannot be adequately reflected in this description of the Index. All questions of interpretation with respect to the application of the provisions of the SDCI index methodology, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by SummerHaven Indexing.

Contract Expirations

Because the Index is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the Index for each commodity during a given year are designated by SummerHaven Indexing, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility ceases trading in all contract expirations relating to a particular contract, SummerHaven Indexing may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the Index. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the Index. If that timing is not practicable, SummerHaven Indexing will determine the date of the replacement based on a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

If a contract is eliminated and there is no replacement contract, the underlying commodity will necessarily drop out of the Index. The designation of a replacement contract, or the elimination of a commodity from the Index because of the absence of a replacement contract, could affect the value of the Index, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Index.

Commodity Selection

14 of the 27 eligible commodities are selected for inclusion in the Index for the next month using observable price signals, subject to the constraint that each of the six commodity sectors is represented by at least one commodity. The selection of which commodities will be included in the Index each month is based on the observation of the price of each commodity, as measured by the market price of the relevant futures contract. All 27 eligible commodities are ranked in descending order based upon two factors: 1) the percentage price difference between the closest-to-expiration futures contract and the next closest-to-expiration futures contract; and 2) the percentage price change of each commodity over the previous year, as measured by the change in the price of the relevant futures contract. The 14 eligible commodities with the highest scores are included in the Index for the next month on an equally-weighted basis. Due to the dynamic monthly commodity selection, the sector weights will vary from approximately 7% to 43% over time, depending on the price observations each month. The selection date is the fifth business day prior to the first business day of the next calendar month.

The following graph shows the sector weights of the commodities selected for inclusion in the Index as of January 31, 2010.

SDCI Sector Weights
as of January 2010

Using the methodology outlined above to select the Benchmark Component Futures Contracts for inclusion in the Index, the specific futures contracts included in the Index as of December 31, 2009 were:
.

Contract Selection

For each commodity selected for inclusion into the Index for that month, the Index selects a specific Futures Contract with a tenor (i.e., contract month) among the eligible tenors (the range of contract months) based upon the relative prices of the Futures Contracts within the eligible range of contract months. The previous notwithstanding, the contract expiration is not changed for that month if a contract remains in the Index, as long as the contract does not enter expire or enter its notice period in the subsequent month.

Portfolio Construction

The portfolio rebalancing takes place during the Rebalancing Period. At the end of each of the days in the Rebalancing Period one fourth of the prior month portfolio positions are replaced by an equally-weighted position in the commodity contracts determined on the Selection Date. At the end of the Rebalancing Period the Index takes an equal-weight position of approximately 7.14% in each of the selected commodity contracts.

Index Return Calculation

The percentage excess return equals the percentage change of the market values of the underlying commodity futures. During the Rebalancing Period, the Index changes its contract holdings during a four day period.

The value of the SDCI Excess Return (“SDCI ER”) at the end of a business day “t” is equal to the SDCI ER value on day “t-1” multiplied by the sum of the daily percentage price changes of each commodity future factoring in each respective commodity future’s notional holding on day “t-1”.

Rebalancing Period

The Index is rebalanced during the last 4 business days of each calendar month, when existing positions are placed by new positions based on the signals used for contract selection as outlined above. At the end of the first day of the Rebalancing Period, the signals are observed and on the second day a new portfolio is constructed that is equally weighted in terms of notional positions in the newly selected contracts.

Total Return Calculation

The value of the SDCI Total Return (“SDCI TR”) on any business day is equal to the product of (i) the value of the SDCI TR on the immediately preceding business day multiplied by (ii) one plus the sum of the day’s SDCI ER returns and one business day’s interest from the hypothetical Treasury Bill portfolio. The value of the SDCI TR will be calculated and published by Bloomberg, L.P.

Index Base Level

The SDCI TR is set to 100 on January 2, 1991.

2010 Holiday Schedule

The SDCI TR will not be computed on the following weekdays in 2010:

January 1
January 18
February 15
April 2
May 31
July 5
September 6
November 25
December 24

The holiday schedule is subject to change. USCI will not accept Creation Baskets or Redemption Baskets on these days.

The table and chart below show the hypothetical performance of the Index from December 31, 1997 through September 30, 2009.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT USCI WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE SPONSOR HAS HAD NO EXPERIENCE IN TRADING DIVERSIFIED BASKETS OF COMMODITY FUTURES FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Since the Index was launched on December 18, 2009, there is no actual performance history of the Index to present. However, the components of the Index and the weighting of the components of the Index are established each month based on purely quantitative data that is not subject to revisions based on other external factors. As a result, the table below reflects how the Index would have performed during the prior 10 years had it been in effect during such time period. The performance data does not reflect any management fees or other expenses that would have been incurred in connection with operating and managing a commodity pool designed to track the Index. Such fees and expenses would reduce the performance returns shown in the table below.

Hypothetical Performance Results for the period
from December 31, 1997 through September 30, 2009

Year	Ending Level	Annual Return
1997	220.150
1998	181.527	-17.54%
1999	230.956	27.23%
2000	323.424	40.04%
2001	296.313	-8.38%
2002	371.143	25.25%
2003	467.329	25.92%
2004	576.846	23.43%
2005	761.587	32.03%
2006	1086.713	42.69%
2007	1479.093	36.11%
2008	1145.125	-22.58%
2009 (YTD)	1343.574	17.33%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Summerhaven Dynamic Commodity Index Year-Over-Year Hypothetical Total Returns
(1998 – 9/2009YTD)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following table and chart compare the hypothetical total return of the Index in comparison with the actual total return of three major indexes over a 10 year period.

	Hypothetical and Historical Results for the 10-year period from September 30, 1999 through September 30, 2009
	DJ-UBS TR	S&P GSCI TR	DB LCI OY TR	SDCI TR
Total return	88%	55%	294%	513%
Average Annual return (total)	7.69%	8.45%	17.27%	21.41%
Annualized volatility	17.46%	25.31%	19.36%	16.42%
Annualized Sharpe Ratio	0.26	0.21	0.72	1.09

The table above shows the performance of the Index from September 30, 1999 through September 30, 2009 in comparison with three traditional commodities indices: the S&P GSCI Commodity Index (GSCI®) Total Return, Dow Jones-UBS Commodity Index Total ReturnSM, and the Deutsche Bank Liquid Commodity Index-Optimum Yield Total ReturnTM. The data for the SDCI Total Return Index is derived by using the Index’s calculation methodology with historical prices for the futures contracts comprising the Index.

In the table above, “Total Return” refers to the return of the relevant index from September 30, 1999 to September 30, 2009; “Annualized Volatility” refers to the monthly standard deviation multiplied by the square root of 12; and “Annualized Sharpe Ration” refers to the average monthly excess return (not total return) divided by the monthly standard deviation, multiplied by the square root of 12.

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following chart compares the hypothetical total return of the Index in comparison with the actual total return of three major indexes over a 5 year period.

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

What are Over-the-Counter Derivatives?

In addition to futures contracts and options on futures contracts, derivative contracts that are tied to various commodities are entered into outside of public exchanges. These “over-the-counter” contracts are entered into between two parties in private contracts. Unlike most of the exchange-traded futures contracts or exchange-traded options on futures contracts, each party to such a contract bears the credit risk of the other party, i.e., the risk that the other party will not be able to perform its obligations under its contract.

Some derivatives contracts contain fairly standard terms and conditions and are available from a wide range of participants. Others have highly customized terms and conditions and are not as widely available. Many of these over-the-counter contracts are cash-settled forwards for the future delivery of commodities that have terms similar to futures contracts. Others take the form of “swaps” in which a party pays a fixed price per unit and the other pays a variable price based on the average price of futures contracts for a specified period or the price on a specified date, with payments typically made between the parties on a net basis. For example, USCI may enter into over-the-counter derivative contracts the value of which will track changes in the prices of the commodities underlying the Benchmark Component Futures Contract, thereby enabling USCI to track the Index without investing in Futures Contracts.

To reduce the credit risk that arises in connection with such contracts, USCI will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provide for the netting of its overall exposure to its counterparty.

The creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor will assess or review, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor. Furthermore, the Sponsor on behalf of USCI will only enter into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of commodities, whether or not regulated by the CFTC. Existing counterparties will be reviewed periodically by the Sponsor. USCI also may require that the counterparty be highly rated and/or provide collateral or other credit support.

USCI’s Investments in Treasury Securities, Cash and Cash Equivalents

USCI seeks to have the aggregate “notional” amount of the Commodity Interests it holds approximate at all times USCI’s aggregate NAV. At any given time, however, most of USCI’s investments will be in short-term Treasury Securities, cash and/or cash equivalents that support USCI’s positions in Commodity Interests. For example, the purchase of a Futures Contract with a stated or notional amount of $10 million would not require USCI to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% – 20% of the notional amount, would be required. To secure its Futures Contract obligations, USCI would deposit the required margin with the futures commission merchant and would separately hold its remaining assets through its Custodian in Treasury Securities, cash and/or cash equivalents. Such remaining assets may be used to meet future margin payments that USCI is required to make on its Futures Contracts. Other Commodity-Related Investments typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of USCI’s assets dedicated to Other Commodity-Related Investments will also be held in Treasury Securities, cash and cash equivalents.

USCI earns interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Custodian. The Sponsor anticipates that the earned interest income will increase USCI’s NAV. USCI applies the earned interest income to the acquisition of additional investments or uses it to pay its expenses. If USCI reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

What are the Trading Policies of USCI?

Options on Futures Contracts

In addition to Futures Contracts, there are also a number of options on Futures Contracts listed on the Futures Exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market. USCI may purchase and sell (write) options on Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Futures Contract. USCI would make use of options on Futures Contracts if, in the opinion of the Sponsor, such an approach would cause USCI to more closely track the Index or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in commodity prices.

Liquidity

USCI invests only in Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Commodity Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming USCI’s position.

Spot Commodities

While most futures contracts can be physically settled, USCI does not intend to take or make physical delivery. However, USCI may from time to time trade in Other Commodity-Related Investments based on the spot price of commodities comprising the Index.

Leverage

The Sponsor endeavors to have the value of USCI’s Treasury Securities, cash and cash equivalents, whether held by USCI or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under USCI’s Commodity Interests. Commodity pools’ trading positions in futures contracts or Other Commodity-Related Investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While the Sponsor does not intend to leverage USCI’s assets, it is not prohibited from doing so under the Trust Agreement.

Borrowings

Borrowings are not used by USCI unless it is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions. USCI does not plan to establish credit lines.

Pyramiding

USCI does not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Who are the Service Providers?

In its capacity as USCI’s custodian, Brown Brothers Harriman & Co. holds USCI’s Treasury Securities, cash and/or cash equivalents pursuant to a custodial agreement. The Custodian is also the registrar and transfer agent for USCI’s Units. In addition, the Custodian also serves as Administrator for USCI, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of USCI. For these services, USCI pays fees to the Custodian as set forth in the table below.

The Custodian’s principal business address is 50 Milk Street, Boston, MA 02109-3661. The Custodian is a private bank founded in 1818, and is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. The Custodian is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160-181, and is subject to regulation, supervision, and examination by the New York State Banking Department. The Custodian is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

USCI also employs ALPS Distributors, Inc. as Marketing Agent, which is further discussed under “What is USCI’s Plan of Distribution?” USCI pays the Marketing Agent’s fees as set forth in the table below. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution-related services in connection with the offering of Units exceed ten percent (10%) of the gross proceeds of the offering.

The Marketing Agent’s principal business address is 1290 Broadway, Suite 1100, Denver, Colorado 80203. The Marketing Agent is a broker-dealer registered with the Financial Industry Regulatory Authority and a member of the Securities Investor Protection Corporation.

USCI and the futures commission merchant, Newedge USA, LLC (“Newedge”) will enter into an Institutional Futures Client Account Agreement. This Agreement requires Newedge to provide services to USCI in connection with the purchase and sale of Commodity Interests that may be purchased or sold by or through Newedge for USCI’s account. USCI will pay the futures commission merchant fees.

Newedge is not affiliated with USCI or the Sponsor. Therefore, USCI does not believe that USCI has any conflicts of interest with them or their trading principals arising from their acting as USCI’s futures commission merchant.

Newedge’s principal business address is []. Newedge is a futures clearing broker for USCI. Newedge is registered in the U.S. with FINRA as a Broker-Dealer and with the CFTC as a Futures Commission Merchant. Newedge is a member of various U.S. futures and securities exchanges.

Newedge will act only as clearing broker for USCI and as such will be paid commissions for executing and clearing trades on behalf of USCI. Newedge has not passed upon the adequacy or accuracy of this prospectus. Newedge neither will act in any supervisory capacity with respect to the General Partner nor participate in the management of USCI.

Currently, the Sponsor employs SummerHaven as a commodity trading advisor. SummerHaven provides advisory services to the Sponsor with respect to the Index and investment decisions for USCI. Its advisory services include, but are not limited to, general consultation regarding the calculation and maintenance of the Index, anticipated changes to the Index and the nature of the Index’s current or anticipated component securities. For these services, USCI pays fees to SummerHaven as set forth in the table below.

SummerHaven’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902. SummerHaven is a commodity trading advisor and commodity pool operator registered with the NFA.

The Sponsor has also entered into a licensing agreement with SummerHaven. Under this licensing agreement, SummerHaven has sub-licensed to USCI the use of certain names and marks, including the Index, which SummerHaven licensed from SummerHaven Indexing, the owner of the Index. For this license, USCI pays a fee to SummerHaven as set forth in the table below.

SummerHaven Indexing’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902.

Fees to be Paid by USCI

Fees and Compensation Arrangements with the Sponsor and Non-Affiliated Service Providers

Service Provider	Compensation Paid by USCI and the Sponsor
United States Commodity Funds LLC, Sponsor	0.95% of average net assets annually.*
Brown Brothers Harriman & Co., Inc., Custodian and Administrator	Minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USCI and the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of USCI and the Related Public Funds’ combined assets, (b) 0.0465% for USCI and the Related Public Funds’ combined assets greater than $500 million but less than $1 billion, and (c) 0.035% once USCI and the Related Public Funds’ combined assets exceed $1 billion.**
ALPS Distributors, Inc., Marketing Agent	0.06% on assets up to $3 billion; 0.04% on assets in excess of $3 billion.**
Newedge, Futures Commission Merchant and Clearing Broker	Approximately $4.00 per buy or sell; charges may vary.*
SummerHaven, Commodity Trading Advisor	[ ]% for trading advisory services and [ ]% for sublicense of the Index.**

*	USCI pays this compensation.
**	The Sponsor pays this compensation.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of USCI’s total assets and subtracting any liabilities.

Form of Units

Registered Form

Units are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring Units in certificated form. The Administrator keeps a record of all Unitholders and holders of the Units in certificated form in the registry (“Register”). The Sponsor recognizes transfers of Units in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Units are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Units. Instead, Units are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Units outstanding at any time. Unitholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Units through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Units. DTC Participants acting on behalf of investors holding Units through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Units are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Units

The Units are only transferable through the book-entry system of DTC. Unitholders who are not DTC Participants may transfer their Units through DTC by instructing the DTC Participant holding their Units (or by instructing the Indirect Participant or other entity through which their Units are held) to transfer the Units. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Units with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Unitholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, USCI and each other series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or Unitholder of any particular series (such as USCI) asserts against the series a valid claim with respect to its indebtedness or Units, the creditor or Unitholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of USCI and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Units in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, USCI or the Sponsor on behalf of the Trust or USCI, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over any Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of USCI and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of USCI.

What is the Plan of Distribution?

Buying and Selling Units

Most investors buy and sell Units of USCI in secondary market transactions through brokers. Units trade on the NYSE Arca under the ticker symbol “USCI.” Units are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Units through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Units held on your behalf.

Marketing Agent and Authorized Purchasers

The offering of USCI’s Units is a best efforts offering. USCI will continuously offer Creation Baskets consisting of 100,000 Units through the Marketing Agent, to Authorized Purchasers. [] is expected to be the initial Authorized Purchaser. It is expected that on the effective date, the initial Authorized Purchaser will purchase one or more initial Creation Baskets of 100,000 Units at a price equal to $[50.00]. The initial offering price of $50.00 was set as an appropriate and convenient price that would facilitate secondary market trading of Units, and the Units of USCI acquired by the Sponsor in connection with its initial capital contribution were purchased at a price of $[25.00] per Unit. All Authorized Purchasers pay a $1,000 fee for each order to create one or more Creation Baskets, regardless of the number of Creation Baskets in the order. The Marketing Agent will receive, for its services as distributor to USCI, a fee at an annual rate of: 0.06% on USCI’s average net assets up to $3 billion; and 0.04% on USCI’s assets in excess of $3 billion; provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution-related services in connection with this offering of Units exceed 10 percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Units.

The per Unit price of Units offered in Creation Baskets on any subsequent day will be the total NAV of USCI calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding Units. An Authorized Purchaser is not required to sell any specific number or dollar amount of Units.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, USCI. An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public Units of any baskets it does create.

As of the date of this prospectus, [] is the only expected Authorized Purchaser. A list of Authorized Purchasers will be available from the Marketing Agent. Because new Units can be created and issued on an ongoing basis, at any point during the life of USCI, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Purchaser will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from USCI, breaks the basket down into the constituent Units and sells the Units to its customers; or if it chooses to couple the creation of a supply of new Units with an active selling effort involving solicitation of secondary market demand for the Units. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Units that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Units that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Units that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor intends any broker-dealers selling Units will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets. The difference between the price paid by Authorized Purchasers for Creation Baskets and the price paid for Units to such Authorized Purchasers by investors will be deemed underwriting compensation.

What Is the Flow of Units?

Calculating NAV

USCI’s NAV is calculated by:

•	Taking the current market value of its total assets, and
•	Subtracting any liabilities.

Brown Brothers Harriman & Co., Inc, the Administrator will calculate the NAV of USCI once each NYSE Arca trading day. The NAV for a particular trading day will be released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator will use the closing prices on the relevant Futures Exchanges of the Benchmark Component Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but will calculate or determine the value of all other USCI investments using market quotations, if available, or other information customarily used to determine the fair value of such invesments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement among Brown Brothers Harriman & Co., Inc., USCI and the Sponsor.

In addition, in order to provide updated information relating to USCI for use by investors and market professionals, the NYSE Arca will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per unit of USCI as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Index as reported by Bloomberg or other reporting service.

The indicative fund value unit basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day values of USCI’s investments.

The indicative fund value will be disseminated on a per unit basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the Futures Exchanges vary, with some Futures Exchanges ending their trading hours before the close of the core trading session on NYSE Arca. (for example, the normal trading hours of the NYMEX are 10:00 a.m. New York time to 2:30 p.m. New York time). When USCI holds Benchmark Component Futures Contracts from Futures Exchanges with different trading hours than the NYSE Arca there will be a gap in time at the beginning and/or the end of each day during which USCI’s units will be traded on the NYSE Arca, but real-time Futures Exchange trading prices for Benchmark Component Futures Contracts traded on such Futures Exchanges will not be available. As a result, during those gaps there will be no update to the indicative fund value.

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the NYSE Arca’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of USCI units on the NYSE Arca. Investors and market professionals will be able throughout the trading day to compare the market price of USCI and the indicative fund value. If the market price of USCI units diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if USCI appears to be trading at a discount compared to the indicative fund value, a market professional could buy USCI units on the NYSE Arca and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of USCI and the indicative fund value and thus can be beneficial to all market participants.

In addition, other Futures Contracts, Other Commodity-Related Investments and Treasuries held by USCI will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative value. The indicative fund value is based on the prior day’s NAV and moves up and down solely according to changes in the Index value as reported on Bloomberg or another reporting service.

Creation and Redemption of Units

USCI creates and redeems Units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USCI or the distribution by USCI of the amount of Treasury Securities and/or cash equal to the combined NAV of the number of Units included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasury Securities and/or cash required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Unitholder or Authorized Purchaser. Authorized Purchasers pay a transaction fee of $1,000 to the Sponsor for each order they place to create or redeem one or more baskets. Authorized Purchasers who make deposits with USCI in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Units.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical commodity and the Commodity Interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell commodities or Commodity Interests and may profit in these instances. The Sponsor believes that the size and operation of the commodities market make it unlikely that Authorized Purchasers’ direct activities in the commodities or securities markets will significantly affect the price of commodities, Commodity Interests, or USCI’s Units.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 10:30 a.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasury Securities, cash or a combination of Treasury Securities and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a creation request.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasury Securities and/or cash that is in the same proportion to the total assets of USCI (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Units to be created under the purchase order is in proportion to the total number of Units outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to USCI’s account with the Custodian the required amount of Treasury Securities and/or cash by [noon] New York time on the [third] business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. USCI’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent may reject a purchase order or a Creation Basket Deposit if:

•	it determines that, due to position limits or otherwise, investment alternatives that will enable USCI to meet its investment objective are not available to USCI at that time;
•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;
•	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to USCI or its Unitholders;
•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or
•	circumstances outside the control of the Sponsor, Marketing Agent or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

None of the Sponsor, Marketing Agent or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Unitholder to redeem any Units in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to USCI not later than [noon] New York time on the [third] business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order.

Determination of Redemption Distribution

The redemption distribution from USCI will consist of a transfer to the redeeming Authorized Purchaser of an amount of Treasury Securities and/or cash that is in the same proportion to the total assets of USCI (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Units to be redeemed under the redemption order is in proportion to the total number of Units outstanding on the date the order is received. The Sponsor, directly or in consultation with the Administrator, determines the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from USCI will be delivered to the Authorized Purchaser by [noon] New York time on the [third] business day following the redemption order date if, by [noon] New York time on such [third] business day, USCI’s DTC account has been credited with the baskets to be redeemed. If USCI’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to USCI’s DTC account by [noon] New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to USCI’s DTC account by [noon] New York time on the [third] business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the Futures Exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasury Securities is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Unitholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of USCI’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating USCI’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of Units being redeemed would reduce the remaining outstanding Units to 100,000 Units (i.e., one basket) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Units and can deliver them.

Creation and Redemption Transaction Fee

To compensate the Sponsor for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $1,000 per order to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and USCI if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, USCI will create and redeem Units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USCI or the distribution by USCI of the amount of Treasury Securities and/or cash equal to the aggregate NAV of the number of Units included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Units of any baskets it does create. Authorized Purchasers that do offer to the public Units from the baskets they create will do so at per-Unit offering prices that are expected to reflect, among other factors, the trading price of the Units on the NYSE Arca, the NAV of the Units at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Units at the time of the offer of the Units to the public, the supply of and demand for Units at the time of sale, and the liquidity of the Futures Contract market and the market for Other Commodity-Related Investments. The prices of Units offered by Authorized Purchasers are expected to fall between USCI’s NAV and the trading price of the Units on the NYSE Arca at the time of sale. Units initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Units are expected to trade in the secondary market on the NYSE Arca. Units may trade in the secondary market at prices that are lower or higher relative to their NAV per Unit. The amount of the discount or premium in the trading price relative to the NAV per Unit may be influenced by various factors, including the number of investors who seek to purchase or sell Units in the secondary market and the liquidity of the Futures Contract market and the market for Other Commodity-Related Investments. While the Units trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Futures Contracts and Other Commodity-Related Investments may be reduced after the close of the Futures Exchanges upon which the Benchmark Component Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the Units may widen.

Use of Proceeds

The Sponsor will cause USCI to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. The Sponsor will invest USCI’s assets in Futures Contracts and Other Commodity-Related Investments, short-term Treasury Securities, cash and cash equivalents. When USCI purchases Futures Contracts and certain Other Commodity-Related Investments that are exchange-traded, USCI will be required to deposit with the futures commission merchant on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Commodity Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in over-the-counter Commodity Interests will generally impose similar collateral requirements on USCI. The Sponsor will invest USCI’s assets that remain after margin and collateral is posted in short-term Treasury Securities, cash and/or cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with futures commission merchants or other custodians;
•	used for other investments; and
•	held in bank accounts to pay current obligations and as reserves.

In general, USCI expects that it will be required to post between 5% to 20% of the notional amount of a Commodity Interest as initial margin when entering into such Commodity Interest. Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Commodity Interests based on changes in the value of the Commodity Interests. Furthermore, ongoing collateral requirements with respect to over-the-counter Commodity Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Commodity Interest, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter Commodity Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of USCI’s assets will be posted as margin or collateral at any given time. The Treasury Securities, cash and cash equivalents held by USCI will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for USCI’s benefit.

A futures commission merchant, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to USCI to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

USCI’s assets posted as margin for Futures Contracts will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations. Collateral posted in connection with over-the-counter contracts held with USCI’s futures commission merchant will be similarly segregated and if held with other counterparties will be segregated pursuant to contract between USCI and its counterparties.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Trust’s application of these policies involves judgments and actual results may differ from the estimates used.

The Sponsor has evaluated the nature and types of estimates that it will make in preparing USCI’s financial statements and related disclosures once USCI commences operations. The Sponsor has determined that the valuation of Commodity Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy. While not currently applicable given the fact that USCI is not currently involved in trading activities, the values which will be used by USCI for futures contracts will be provided by the commodity broker who will use market prices when available, while over-the-counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date. Values will be determined on a daily basis.

Liquidity and Capital Resources

USCI does not anticipate making use of borrowings or other lines of credit to meet its obligations. It is anticipated that USCI will meet its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash, cash equivalents and/or the Treasuries Securities that it intends to hold at all times. USCI’s liquidity needs include: redeeming Units, providing margin deposits for existing futures contracts or the purchase of additional futures contracts, posting collateral for over-the-counter Commodity Interests, and payment of expenses, summarized below under “Contractual Obligations.”

USCI will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash, cash equivalents and its investments in Treasuries Securities. Trading activities for USCI have not begun. Once USCI begins trading activities, it is anticipated that all of the net assets of USCI will be allocated to trading in Commodity Interests. Most of the assets of USCI will be held in Treasuries Securities, cash and/or cash equivalents that could or will be used as margin or collateral for trading in Commodity Interests. The percentage that such assets will bear to the total net assets will vary from period to period as the market values of the Commodity Interests change. Interest earned on interest-bearing assets of USCI will be paid to USCI.

The investments of USCI in Commodity Interests will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, the NYMEX limits the fluctuations in Futures Contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Such market conditions could prevent USCI from promptly liquidating a position in Futures Contracts.

To date, all of the expenses of the Trust and USCI have been funded by Sponsor. If USCI is unsuccessful in raising sufficient funds to cover the expenses of USCI and the Trust or in locating any other source of funding, USCI may terminate and Unitholders may lose all or part of their investment.

Market Risk

Trading in Commodity Interests such as Futures Contracts will involve USCI entering into contractual commitments to purchase or sell specific amounts of commodities at a specified date in the future. The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of USCI since USCI intends to close out any open positions prior to settlement. As a result, USCI should be subject only to the risk of loss arising from the change in value of the contracts, not from the need to make delivery under the contracts. USCI considers the “fair value” of their derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by USCI to purchase a specific commodity will be limited to the aggregate face amount of the contacts held.

The exposure of USCI to market risk will depend on a number of factors including the markets for commodities, the volatility of interest rates and foreign exchange rates, the liquidity of the Commodity Interest markets and the relationships among the contracts held by USCI. The lack of experience of the Sponsor in utilizing its model to trade in Commodity Interests in a manner that tracks changes in the Index, as well as drastic market occurrences, could ultimately lead to the loss of all or substantially all of a Unitholder’s investment.

Credit Risk

When USCI enters into Futures Contracts and Other Commodity-Related Investments, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations. The counterparty for the Futures Contracts traded on the NYMEX is the clearinghouse associated with the NYMEX. In general, clearinghouses are backed by their members who may be required to Unit in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk. Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions. Unlike in the case of exchange-traded futures contracts, the counterparty to an over-the-counter Commodity Interest contract is generally a single bank or other financial institution. As a result, there will be greater counterparty credit risk in over-the-counter transactions. There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to USCI.

The Sponsor will attempt to manage the credit risk of USCI by following certain trading limitations and policies. In particular, USCI intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Commodity Interests it holds. The Sponsor will implement procedures that will include, but will not be limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of USCI to limit its credit exposure.

Any commodity broker for USCI, when acting as the futures commission merchant in accepting orders to purchase or sell futures contracts on United States exchanges, will be required by CFTC regulations to separately account for and segregate as belonging to USCI all of USCI’s assets that relate to domestic futures contract trading. These commodity brokers are not allowed to commingle the assets of USCI with the commodity broker’s other assets. In addition, the CFTC requires commodity brokers to hold in a secure account the assets of USCI related to foreign futures contract trading.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor USCI has any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of USCI. While USCI’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on USCI’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of USCI and pay its contractual obligations described below, USCI will require liquidity to redeem Redemption Baskets. USCI intends to satisfy this obligation through the transfer of cash of USCI (generated, if necessary, through the sale of Treasury Securities) in an amount proportionate to the number of units being redeemed, as described above under “Redemption Procedures.”

Contractual Obligations

USCI’s primary contractual obligation will be with the Sponsor and certain other service providers. The Sponsor, in return for its services, will be entitled to a management fee calculated as a fixed percentage of USCI’s NAV, currently 0.95% of its average net assets. USCI will also be responsible for all ongoing fees, costs and expenses of its operation, including

•	brokerage and other fees and commissions incurred in connection with the trading activities of USCI;
•	expenses incurred in connection with registering additional Units of USCI or offering Units of USCI after the time any Units have begun trading on NYSE Arca;
•	the routine expenses associated with preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements and reports to Unitholders;
•	the payment of any distributions related to redemption of Units;
•	payment for routine services of the Trustee, legal counsel and independent accountants;
•	payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor;
•	postage and insurance;
•	costs and expenses associated with client relations and services;

•	costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of USCI; and
•	extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

While the Sponsor has agreed to pay registration fees to the SEC, FINRA, NYSE Arca or any other regulatory agency or exchange in connection with the offer and sale of the Units offered through this prospectus and the legal, printing, accounting and other expenses associated with such registrations, USCI will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of Units of USCI in excess of those offered through this prospectus.

USCI pays its own brokerage and other transaction costs. USCI will pay fees to futures commission merchants in connection with its transactions in futures contracts. Futures commission merchant fees are estimated to be 0.19% annually for USCI. This estimate is based on the number of futures contracts the Sponsor would have to purchase each month assuming the average value of a Benchmark Component Futures Contract is $51,000, the average value of the Benchmark Component Futures Contracts as of September 30, 2009. This amount may be higher or lower once USCI commences operations. In general, transaction costs on over-the-counter Commodity Interests and on Treasuries and other short-term securities will be embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated. The Sponsor may, in its discretion, pay or reimburse USCI for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by USCI.

Any general expenses of the Trust will be allocated among USCI and any other series of the Trust as determined by the Sponsor in its sole and absolute discretion. The Trust is also responsible for extraordinary expenses, including, but not limited to, legal claims and liabilities and litigation costs not related to USCI and any indemnification related thereto. The Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Administrator under certain circumstances.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as USCI’s NAV and trading levels to meet their investment objectives will not be known until a future date. These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of USCI’s existence. The parties may terminate these agreements earlier for certain reasons listed in the agreements.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and USCI will continue to exist until terminated in accordance with the Trust Agreement. The Sponsor’s authority includes, without limitation, the right to take the following actions:

•	To enter into, execute, deliver and maintain contracts, agreements and any other documents as may be in furtherance of the Trust’s purpose or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities;
•	To establish, maintain, deposit into, sign checks and otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes;
•	To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;
•	To pay or authorize the payment of distributions to the Unitholders and expenses of USCI;

•	To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and
•	In its sole discretion, to determine to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary for the benefit of the Trust and the Unitholders;
•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;
•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;
•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;
•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;
•	Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Purchaser submitting a purchase order;
•	Receive from Authorized Purchasers and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, Units corresponding to the Redemption Baskets to be redeemed;
•	Interact with the Depository;
•	Delegate duties to one or more administrators, as the Sponsor determines; and
•	Delegate duties to one or more trading advisors, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, USCI, the Unitholders or to any other person, the Sponsor will not be liable to the Trust, USCI, the Unitholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, USCI, or to any Unitholder for any loss suffered by the Trust or USCI which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or USCI and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to all Unitholders and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, Unitholders holding a majority (over 50%) of the Trust’s Units (not including Units acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Unitholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Units it acquired through its initial capital contribution to USCI at their NAV per Unit. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Unitholders may be called by the Sponsor and will be called by it upon the written request of Unitholders holding at least 25% of the Units of the Trust or USCI, as applicable (not including Units acquired by the Sponsor through its initial capital contribution), to vote on any matter with respect to which Unitholders have a right to vote under the Trust Agreement. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of USCI of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. When the meeting is being requested by Unitholders, the notice of the meeting shall be mailed or transmitted within 45 days after receipt of the written request from Unitholders. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. Unitholders may vote in person or by proxy at any such meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, USCI or any Unitholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Unitholder given in the manner provided in accordance with the Trust Agreement.

Voting Rights

Unitholders have very limited voting rights. Specifically, the Trust Agreement provides that Unitholders holding Units representing at least a majority (50%) of the Trust’s outstanding Units (excluding Units acquired by the Sponsor in connection with its initial capital contribution) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. In addition, Unitholders holding Units representing seventy-five percent (75%) of the Trust’s outstanding Units (excluding Units acquired by the Sponsor in connection with its initial capital contribution) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor. Unitholders have no voting rights with respect to the Trust or USCI except as expressly provided in the Trust Agreement.

Limited Liability of Unitholders

Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Unitholder shall be liable for claims against, or debts of the Trust or USCI in excess of his Unit of USCI’s assets. The Trust or USCI shall not make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

The Trust or USCI shall indemnify to the full extent permitted by law and the Trust Agreement each Unitholder (excluding the Sponsor to the extent of its ownership of any Units acquired through its initial capital contribution) against any claims of liability asserted against such Unitholder solely because of its ownership of Units (other than for taxes on income from Units for which such Unitholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or USCI shall give notice to the effect that the same was executed or made by or on behalf of the Trust or USCI and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of USCI and no recourse may be had with respect to the personal property of a Unitholder for satisfaction of any obligation or claim.

The Sponsor and SummerHaven Have Conflicts of Interest

There are present and potential future conflicts of interest in USCI’s structure and operation you should consider before you purchase units. The Sponsor and SummerHaven will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor or SummerHaven is not able to resolve these conflicts of interest adequately, it may impact USCI’s and the Related Public Funds’ ability to achieve their investment objectives.

The officers, directors and employees of the Sponsor and SummerHaven do not devote their time exclusively to USCI. These persons are directors, officers or employees of other entities which may compete with USCI for their services. They could have a conflict between their responsibilities to USCI and to those other entities. The Sponsor and SummerHaven believe that they have sufficient personnel, time, and working capital to discharge their responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to USCI.

The Sponsor, SummerHaven and the principals, officers, directors and employees of the Sponsor and SummerHaven may trade futures and related contracts for their own account. Unitholders will not be permitted to inspect the trading records or any written policies related to such trading of the Sponsor, SummerHaven and the principals, officers, directors, and employees of the Sponsor and SummerHaven. A conflict of interest may exist if their trades are in the same markets and at the same time as USCI trades using the clearing broker to be used by USCI. A potential conflict also may occur when the Sponsor’s or SummerHaven’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by USCI.

The Sponsor has adopted a Code of Business Conduct and Ethics to ensure that the officers, directors, and employees of the Sponsor and its affiliates do not engage in trades that will harm the fund or the Unitholders. The Sponsor has also adopted Corporate Governance Guidelines. If these provisions are not successful, Unitholders may be harmed in that such trades could affect the prices of the futures contracts purchased by USCI which could affect USCI’s ability to track the Index.

The Sponsor has sole current authority to manage the investments and operations of USCI, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Unitholders have very limits voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in USCI’s basic investment policy, dissolution of the Trust, or the sale or distribution of USCI’s assets.

The Sponsor serves as the general partner to the Related Public Funds, as well as of other funds that have yet to offer securities to the public or begin operations. The Sponsor may have a conflict to the extent that its trading decisions for USCI may be influenced by the effect they would have on the other funds it manages. By way of example, if, as a result of reaching position limits imposed by the NYMEX, USCI purchased gasoline futures contracts, this decision could impact UGA’s ability to purchase additional gasoline futures contracts if the number of contracts held by funds managed by the Sponsor reached the maximum allowed by NYMEX. Similar situations could adversely affect the ability of any fund to track its benchmark.

In addition, the Sponsor is required to indemnify the officers and directors of the other funds, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, then the Sponsor may terminate and you could lose your investment.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust or any Unitholder or any other Person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Interests of Named Experts and Counsel

The Sponsor has employed Sutherland Asbill & Brennan LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USCI to give advice on the preparation of this offering document have been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodian, Administrator or other service providers to USCI.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for USCI may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502, or at the offices of the Administrator located at 40 Water Street, Boston, Massachusetts, 02109, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of USCI are open to inspection by any Unitholder (or any duly constituted designee of a Unitholder) at all times during the usual business hours of USCI upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Unitholder at all times during its usual business hours upon reasonable advance notice.

Analysis of Critical Accounting Policies

USCI’s critical accounting policies are set forth in the financial statements that are incorporated by reference in this prospectus prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: (i) Fund trades are accounted for on a trade-date basis and marked to market on a daily basis; (ii) the difference between the cost and market value of Commodity Interests is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; and (iii) earned interest income, as well as the fees and expenses of USCI, are recorded on an accrual basis. The Sponsor believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports to Unitholders

The Trust will publish on its website monthly reports and will deliver to Unitholders based on its tax records annual (as of the end of each fiscal year) reports for USCI as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding USCIs and Investing Funds, including USCIs’ NAVs, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to the Unitholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for USCI with the SEC, which need not be sent to Unitholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on USCI’s website www.__________________.com.

The Sponsor is responsible for the registration and qualification of the Units under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of USCI’s financial statements will be furnished by the Trust to Unitholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for USCI, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

[The Administrator, [address and telephone number] as representative of the Trust and USCI, will provide tax information in accordance with applicable U.S. Treasury Regulations relating to information reporting with respect to widely held fixed investment trusts. Persons treated as middlemen for purposes of these regulations may obtain tax information regarding USCI from the Administrator or from USCI’s website, www._____________.com.]

Fiscal Year

The fiscal year of USCI is the calendar year. The Sponsor may select an alternate fiscal year at a later date.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, USCI, DTC (as registered owner of USCI’s global certificate for Units) and the Unitholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, USCI and DTC and, by accepting Units, each DTC Participant and each Unitholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or USCI.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or USCI, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Sutherland Asbill & Brennan LLP has been retained to advise the Trust and the Sponsor with respect to the Units being offered hereby and will pass upon the validity of the Units being issued hereunder. Sutherland Asbill & Brennan LLP has also provided the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

[Spicer Jeffries LLP], an independent registered public accounting firm, has audited the financial statements of the Trust as of , 2009 and the Sponsor as of , 2009.

Privacy Policy

USCI and the Sponsor collect certain nonpublic personal information about investors from the information provided by them in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of processing creations and redemptions and otherwise administering USCI — and then only subject to customary undertakings of confidentiality. USCI and the Sponsor do not disclose nonpublic personal information about investors to anyone, except as required by law or as described in its Privacy Policy. In general, USCI and the Sponsor restrict access to the nonpublic personal information they collect from investors to those of its and its affiliates’ employees and service providers who need access to this information to provide products and services to investors. USCI and the Sponsor each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. A copy of the current Privacy Policy can be provided upon request and is provided to investors annually.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Units of USCI, and the U.S. federal income tax treatment of USCI, as of the date hereof. This discussion is applicable to a Unitholder who purchases Units in the offering to which this prospectus relates, including a Unitholder who purchases Units from an Authorized Purchaser. Except where noted otherwise, it deals only with Units held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding Units as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, traders in securities or commodities that elect to use a mark-to-market method of accounting, or holders of Units whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of Sutherland Asbill & Brennan LLP (“Sutherland”), counsel to the Trust, that the material U.S. federal income tax consequences to USCI and to U.S. Unitholders and Non-U.S. Unitholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Sutherland has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor. This opinion is not binding on the Internal Revenue Service (“IRS”). No ruling has been requested from the IRS with respect to any matter affecting USCI or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Unitholder” means a Unitholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Unitholder” is a holder that is not a U.S. Unitholder. If a partnership holds our Units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Units, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN UNITS, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAXES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and USCI

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Although the matter is not free from doubt, assuming full compliance with the terms of the Trust Agreement and other relevant documents and notwithstanding the Trust’s organization as a trust under state law, USCI will be treated as a partnership that is a “publicly traded partnership” for U.S. federal income tax purposes. Under the Code, an entity classified as a partnership that is deemed to be a “publicly traded partnership” is generally taxable as a corporation for federal income tax purposes. The Code provides an exception to this general rule for a partnership not registered under the Investment Company Act of 1940 whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (the “qualifying income exception”). For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. The Trust and the Sponsor have represented the following to Sutherland:

•	At least 90% of USCI’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);
•	USCI is organized and will be operated in accordance with its governing documents and applicable law;
•	USCI has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Sutherland is of the opinion that USCI will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. USCI’s taxation as a partnership rather than a corporation will require the Sponsor to conduct USCI’s business activities in such a manner that it meets the qualifying income exception on a continuing basis. No assurance can be given that USCI’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Sutherland will not review USCI’s ongoing compliance with these requirements and will have no obligation to advise the Trust, USCI or USCI’s Unitholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If USCI failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case USCI could be required to pay over amounts determined by the IRS), USCI would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, Unitholders would not report their share of USCI’s income or loss on their returns. In addition, any distributions to Unitholders would not be deductible by USCI but would be treated as dividends to the extent of USCI’s current and accumulated earnings and profits. To the extent a distribution exceeded USCI’s earnings and profits, it would be treated as a return of capital up to the amount of a Unitholder’s basis in its Units and thereafter as gain from the sale of Units. Accordingly, if USCI were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in USCI and on the value of the Units.

The remainder of this summary assumes that USCI is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Unitholders

Tax Consequences of Ownership of Units

Taxation of USCI’s Income.  No U.S. federal income tax is paid by USCI on its income. Instead, USCI files annual information returns, and each U.S. Unitholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of USCI. For example, Unitholders must take into account their share of ordinary income realized by USCI from accruals of interest on Treasury Securities and other investments, and their share of capital gain from Futures Contracts and Other Commodity Interests. These items must be reported without regard to the amount (if any) of cash or property the Unitholder receives as a distribution from USCI during the taxable year. Consequently, a Unitholder may be allocated income or gain by USCI but receive no cash distribution with which to pay its tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that in any year USCI realizes net income and/or gain that a U.S. Unitholder will be required to pay taxes on its allocable share of such income or gain from sources other than Fund distributions.

Allocations of USCI’s Profit and Loss.  Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, allocations pursuant to the Trust Agreement should be considered to have substantial economic effect.

In situations where partnership interests are transferred during a taxable year, the Code generally requires that partnership tax items be allocated between the transferor and transferee using an interim closing of the books or a daily proration method. USCI intends to use an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly basis, taking into account USCI’s accrued income and deductions and realized and unrealized gains and losses for the month. The tax items for a particular month will then be allocated among the holders of Units in proportion to the number of Units owned by them during the month (the “monthly allocation convention”). For this purpose, a person owning a Unit at the start of business on the first trading day of a month will be treated as owning that Unit for the entire month.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, USCI generally will credit or debit the “book” capital accounts of existing Unitholders with any unrealized gain or loss, respectively, with respect to Fund assets. For this purpose, USCI will apply a monthly convention under which unrealized gain or loss is computed based on the lowest fair market value of USCI’s assets during the month in which Units are issued or redeemed, rather than the value at the time of issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the difference between the tax basis and fair market value of property owned by USCI at the time new Units are issued or outstanding Units are redeemed (so-called “reverse section 704(c) allocations”).

The Sponsor believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with Unitholders’ interests in USCI for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a method permitted under recently proposed Treasury Regulations. It is possible that the IRS could successfully challenge USCI’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a Unitholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. The Sponsor is authorized to revise our allocation method to conform to any method permitted under future Treasury Regulations.

The conventions used by USCI in making tax allocations may cause a Unitholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by USCI during the period it held its Units. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Units are sold, but could be permanent. For example, a Unitholder could be allocated income accruing before it purchased its Units, resulting in an increase in the basis of the Units (see “Tax Basis of Units”, below). On a subsequent disposition of the Units, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election.  USCI intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Units occurs, USCI adjusts the purchaser’s proportionate share of the tax basis of USCI’s assets to fair market value, as reflected in the price paid for the Units, as if the purchaser had directly acquired an interest in USCI’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for Units and the tax bases of USCI’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Units may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, USCI will use certain simplifying conventions and assumptions. In particular, USCI will obtain information regarding secondary market transactions in its Units and use this information to make adjustments to basis. It is possible the IRS will successfully assert that the conventions and assumptions and require different basis adjustments to be made, which could adversely affect some Unitholders.

Section 1256 Contracts.  Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of USCI’s Futures Contracts and some its Other Commodity Interests will qualify as “section 1256 contracts” under the Code. Pursuant to the monthly allocation convention, gain or loss on realized through disposition, termination or marking-to-market of section 1256 contracts held by USCI will be treated as subject to 60 – 40 treatment.

Limitations on Deductibility of Losses and Certain Expenses.  A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Unitholders by USCI, including but not limited to those described below.

A Unitholder’s deduction of its allocable share of any loss of USCI is limited to the lesser of (1) the tax basis in its Units or (2) in the case of a Unitholder that is an individual or a closely held corporation, the amount which the Unitholder is considered to have “at risk” with respect to USCI’s activities. In general, the amount at risk will be a Unitholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which USCI generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees USCI pays to the Sponsor and other expenses USCI incurs constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business.

Non-corporate Unitholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Unitholder will generally include any interest accrued by USCI and any interest paid or accrued on direct borrowings by a Unitholder to purchase or carry its Units, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that USCI allocates losses or expenses to Unitholders that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Units. As one example, you could be allocated and required to pay tax on your share of interest income accrued by USCI for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Units. Unitholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on your ability to deduct your allocable share of USCI’s losses and expenses.

Tax Basis of Units

A Unitholder’s tax basis in its Units is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its Units, (2) the amount of non-taxable distributions that it may receive from USCI, and (3) its ability to utilize its distributive share of any losses of USCI on its tax return. A Unitholder’s initial tax basis of its Units will equal its cost for the Units plus its share of USCI’s liabilities (if any) at the time of purchase. In general, a Unitholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of USCI as to which the Unitholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of USCI that are not partner nonrecourse liabilities as to any Unitholder.

A Unitholder’s tax basis in its Units generally will be (1) increased by (a) its allocable share of USCI’s taxable income and gain and (b) any additional contributions by the Unitholder to USCI and (2) decreased (but not below zero) by (a) its allocable share of USCI’s tax deductions and losses and (b) any distributions by USCI to the Unitholder. For this purpose, an increase in a Unitholder’s share of USCI’s liabilities will be treated as a contribution of cash by the Unitholder to USCI and a decrease in that share will be treated as a distribution of cash by USCI to the Unitholder. Pursuant to certain IRS rulings, a Unitholder will be required to maintain a single, “unified” basis in all Units that it owns. As a result, when a Unitholder that acquired its Units at different prices sells less than all of its Units, such Unitholder will not be entitled to specify particular Units (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Units to the Units sold.

Treatment of Fund Distributions.  If USCI makes non-liquidating distributions to Unitholders, such distributions generally will not be taxable to the Unitholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the Unitholder’s adjusted basis of its interest in USCI immediately before the distribution. Any cash distributions in excess of a Unitholder’s tax basis generally will be treated as gain from the sale or exchange of Units.

Constructive Termination of the Partnership.  USCI will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its Units within a 12-month period. A termination would result in the closing of USCI’s taxable year for all Unitholders. In the case of a Unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of USCI’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Units

If a Unitholder sells its Units, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Units sold. A Unitholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any Fund debt outstanding.

Gain or loss recognized by a Unitholder on the sale or exchange of Units held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow Unitholders to identify and use the actual holding periods for the Units sold for purposes of determining whether the gain or loss recognized on a sale of Units will give rise to long-term or short-term capital gain or loss. It is expected that most Unitholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Units sold. If a Unitholder fails to make the election or is not able to identify the holding periods of the Units sold, the Unitholder will have a split holding period in the Units sold. Under such circumstances, a Unitholder will be required to determine its holding period in the Units sold by first determining the portion of its entire interest in USCI that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Unitholder would then treat each Unit sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in USCI.

Under Section 751 of the Code, a portion of a Unitholder’s gain or loss from the sale of Units (regardless of the holding period for such Units), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by USCI. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by USCI.

If some or all of a Unitholder’s Units are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Unitholder may be considered as having made a taxable disposition of the loaned Units, in which case —

•	the Unitholder may recognize taxable gain or loss to the same extent as if it had sold the Units for cash;
•	any of USCI’s income, gain, loss or deduction allocable to those Units during the period of the loan will not be reportable by the Unitholder for tax purposes; and
•	any distributions the Unitholder receives with respect to the Units will be fully taxable, most likely as ordinary income.

Unitholders desiring to avoid these and other possible consequences of a deemed disposition of their Units should consider modifying any applicable brokerage account agreements to prohibit the lending of their Units.

Other Tax Matters

Information Reporting.  We report tax information to the beneficial owners of Units. Unitholders are treated as partners for federal income tax purposes. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we treat the following persons as partners for federal income tax purposes: (1) assignees of Units who are pending admission as limited partners, and (2) Unitholders whose Units are held in street name or by another nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their Units. The Trust will furnish Fund Unitholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Unitholders in completing their tax returns.

Persons who hold an interest in USCI as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of Units acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report such information to the Trust. The nominee is required to supply the beneficial owner of the Units with the information furnished to the Trust.

Partnership Audit Procedures.  The IRS may audit the federal income tax returns filed by USCI. Adjustments resulting from any such audit may require each Unitholder to adjust a prior year’s tax liability and could result in an audit of the Unitholder’s own return. Any audit of a Unitholder’s return could result in adjustments of non-partnership items as well as Fund items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the Unitholders. The Code provides for one Unitholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of USCI.

Tax Shelter Disclosure Rules.  In certain circumstances the Code and Treasury Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Unitholders (1) if a Unitholder incurs a loss in excess a specified threshold from a sale or redemption of its Units, (2) if USCI engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Units, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations.  Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If USCI were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Unitholder, then in computing its UBTI, the Unitholder must include its share of (1) USCI’s gross income from the unrelated trade or business, whether or not distributed, and (2) USCI’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. USCI currently does not anticipate that it will borrow money to acquire investments; however, USCI cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization Unitholder that incurs acquisition indebtedness to purchase its Units in USCI may have UBTI.

The federal tax rate applicable to an exempt organization Unitholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Unitholder’s form of organization. USCI may report to each such Unitholder information as to the portion, if any, of the Unitholder’s income and gains from USCI for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that USCI’s calculation of UBTI will be accepted by the IRS. An exempt organization Unitholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies.  Under recently enacted legislation, interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as USCI is a qualified publicly traded partnership is made on an annual basis. USCI expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Unitholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 35% for both individual and corporate Unitholders.

Withholding on Allocations and Distributions.  The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, USCI believes that the activities directly conducted by USCI do not result in USCI being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that USCI’s activities constitute a U.S. trade or business.

In the event that USCI’s activities were considered to constitute a U.S. trade or business, USCI would be required to withhold at the highest rate specified in Code section 1 (currently 35%) on allocations of our income to Non-U.S. Unitholders. A Non-U.S. Unitholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Unitholder with the mechanism to seek a refund of any withholding in excess of such Unitholder’s actual U.S. federal income tax liability. Any amount withheld by USCI will be treated as a distribution to the Non-U.S. Unitholder.

If USCI is not treated as engaged in a U.S. trade or business, a Non-U.S. Unitholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from USCI or its allocable share of USCI income. Amounts withheld on behalf of a Non-U.S. Unitholder will be treated as being distributed to such Unitholder.

To the extent any interest income allocated to a Non-U.S. Unitholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Unitholder nor a subsequent distribution of such interest income to the non-U.S. Unitholder will be subject to withholding, provided that the Non-U.S. Unitholder is not otherwise engaged in a trade or business in the U.S. and provides USCI with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of USCI’s interest income will qualify as “portfolio interest.” In order for USCI to avoid withholding on any interest income allocable to Non-U.S. Unitholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Unitholders to provide USCI with a timely and properly completed and executed Form W-8BEN (or other applicable form). If a Non-U.S. Unitholder fails to provide a properly completed Form W-8BEN, the Sponsor may request that the Non-U.S. Unitholder provide, within 15 days after the request by the Sponsor, a properly completed Form W-8BEN. If a Non-U.S. Unitholder fails to comply with this request, the Units owned by such non-U.S. Unitholder will be subject to redemption.

Gain from Sale of Units.  Gain from the sale or exchange of Units may be taxable to a Non-U.S. Unitholder if the Non-U.S. Unitholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Unitholders.  In addition to the taxes noted above, any Non-U.S. Unitholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Unitholder is a “qualified resident.”

Prospective Non-U.S. Unitholders should consult their tax advisor with regard to these and other issues unique to Non-U.S. Unitholders.

Backup Withholding

USCI may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all taxable distributions payable to: (1) any Unitholder who fails to furnish USCI with his, her or its correct taxpayer identification number or a certificate that the Unitholder is exempt from backup withholding, and (2) any Unitholder with respect to whom the IRS notifies USCI that the Unitholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Other Tax Considerations

In addition to federal income taxes, Unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which USCI does business or owns property or where the Unitholders reside. Although an analysis of those various taxes is not presented here, each prospective Unitholder should consider their potential impact on its investment in USCI. It is each Unitholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Sutherland has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in USCI. Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in USCI and the manner in which Units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in USCI, including the role that an investment in USCI would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in USCI, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in USCI complies with the terms of the plan.

USCI and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);
(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Units. The Sponsor believes that the Units therefore constitute publicly-offered securities, and the underlying assets of USCI should not be considered to constitute plan assets of any plan that purchases Units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Units may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Units is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Units constitutes an arrangement under which USCI is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Units, (3) the investing plan, by itself, has the authority or influence to cause USCI to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause USCI to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from USCI and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in USCI (and any continued investment in USCI), or the operation and administration of USCI, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in USCI is not to be construed as a representation by the Trust, USCI, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in USCI in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Units. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, USCI or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Units in any jurisdiction where the offer or sale of the Units is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of USCI a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, USCI or the Units, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, USCI and the Units can also be obtained from USCI’s website, which is www..com. USCI’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for USCI pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

UNITED STATES COMMODITY INDEX FUND

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-
Statement of Financial Condition as of [ ]	F-
Notes to Statement of Financial Condition	F-

[Financial Statements to be added by amendment]

F-1

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: Brown Brothers Harriman & Co., Inc.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to USCI.

Benchmark Component Futures Contracts: The fourteen Futures Contracts that at any given time make up the Index.

Business Day: Any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed for regular trading.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Interests: Futures Contracts and Other Commodity-Related Investments.

Creation Basket: A block of 100,000 Units used by USCI to issue Units.

Custodian: Brown Brothers Harriman & Co., Inc.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Units.

DTC Participant: An entity that has an account with DTC.

DTEF: A derivatives transaction execution facility.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Physical (EFP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFP can include the physical commodity itself, swaps, swap options, or other instruments traded in the OTC market. In order that an EFP transaction can take place, the OTC side and futures components must be “substantially similar” in terms of either value and or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

Exchange for Risk: A technique, analogous to an EFP transaction used by financial institutions to avoid taking physical delivery of commodities. A dealer takes the financial institution’s futures positions into its own account and swaps the commodity return for a funding rate.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Contracts: Futures contracts for commodities that are traded on the New York Mercantile Exchange, ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, London Metal Exchange, Commodity Exchange, Inc. or on other foreign exchanges.

Index: The SummerHaven Dynamic Commodity Index owned and maintained by SummerHaven Index Management, LLC.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

NAV: Net Asset Value of USCI.

NFA: National Futures Association.

NSCC: National Securities Clearing Corporation.

1933 Act: The Securities Act of 1933.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Commodity-Related Investments: Other commodity-related investments such as cash-settled options on Futures Contracts, forward contracts relating to commodities, cleared swap contracts and over-the-counter transactions that are based on the price of commodities, Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Redemption Basket: A block of 100,000 Units used by USCI to redeem Units.

SDCI: SummerHaven Dynamic Commodity Index.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Sponsor: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of USCI.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

SummerHaven: SummerHaven Investment Management, LLC.

SummerHaven Indexing: SummerHaven Index Management, LLC.

Swap Contract: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of USCI will not track the Index.

Trading Advisor: SummerHaven Investment Management, LLC.

Treasury Securities: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Commodity Index Funds Trust.

Trust Agreement: The Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of [      ], 2009.

UGA: United States Gasoline Fund, LP.

Unitholders: Holders of Units.

Units: Common units representing fractional undivided beneficial interests in USCI.

USCI: United States Commodity Index Fund.

US12NG: United States 12 Month Natural Gas Fund, LP.

US12OF: United States 12 Month Natural Gas Fund, LP.

USBO: United States Brent Oil Fund, LP.

USHO: United States Heating Oil Fund, LP.

USNG: United States Natural Gas Fund, LP.

USOF: United States Oil Fund, LP.

USSO: United States Short Oil Fund, LP.

Valuation Day: Any day as of which USCI calculates its NAV.

You: The owner of Units.

STATEMENT OF ADDITIONAL INFORMATION

UNITED STATES COMMODITY INDEX FUND

This statement of additional information is the second part of a two part document. The first part is USCI’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 12.

This statement of additional information and accompanying disclosure document are both dated [date], 2010.

SAI-1

UNITED STATES COMMODITY INDEX FUND

Page
[___________]	[x]
[___________]	[x]

SAI-2

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

	Amount
Amount SEC registration fee (actual)		$3.57
NYSE Arca Listing Fee (actual)		$5,000
FINRA filing fees (actual)		$75,500
Blue Sky expenses		N/A
Auditor’s fees and expenses (estimate)	$
Legal fees and expenses (estimate)	$
Printing expenses (estimate)	$
Miscellaneous expenses		N/A
Total	$

Item 14. Indemnification of Directors and Officers

Neither the Sponsor nor any employee or other agent of United States Commodity Index Funds Trust (“USCI”) nor any officer, director, stockholder, partner, employee or agent of the Sponsor (a “Protected Person”) shall be liable to any partner or USCI for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, employee, broker or other agent of USCI or any officer, director, stockholder, partner, employee or agent of such Sponsor, provided that such officer, director, stockholder, employee, broker or agent of the partner or officer, employee, partner or agent of such Sponsor was selected, engaged or retained by such Sponsor with reasonable care, except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s actions was in the best interests of USCI and except that no Protected person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office. A Sponsor and its officers, directors, employees or partners may consult with counsel and accountants (except for USCI’s independent auditors) in respect of USCI affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants (except for the Trust’s independent auditors), provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, this provision hereof shall not be construed so as to relieve (or attempt to relieve) a Sponsor (or any employee or other agent thereof or any partner, employee or agent of such Sponsor) of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate these provisions hereof to the fullest extent permitted by law.

USCI shall, to the fullest extent permitted by law, but only out of USCI assets, indemnify and hold harmless the Sponsor and each officer, director, employee and agent thereof (including persons who serve at USCI’s request as directors, officers or trustees of another organization in which USCI has an interest as a unitholder, creditor or otherwise) and their respective legal representatives and successors (hereinafter referred to as a “Covered Person” against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a Sponsor or officer thereof or by reason of its being or having been such a Sponsor or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable believe that such Covered Person’s action was in the best interest of the Fund, and except that no Covered Person shall be indemnified against any liability to USCI to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by USCI in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to USCI if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

As to any matter disposed of by a compromise payment by any such Covered Person, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of USCI, after notice that it involved such indemnification by any disinterested person or persons to whom the questions may be referred by the Sponsor, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of USCI and that such indemnification would not protect such persons against any liability to USCI to which such person would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Approval by any disinterested person or persons shall not prevent the recovery from persons as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of USCI or to have been liable to USCI by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. An “interested Covered Person” is one against whom the action, suit or other proceeding on the same or similar grounds is then or has been pending and a “disinterested person” is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained herein shall affect any rights to indemnification to which personnel of a Sponsor, other than directors and officers, and other persons may be entitled by contract or otherwise under law, nor the power of USCI to purchase and maintain liability insurance on behalf of any such person.

Item 15. Recent Sales of Unregistered Securities

On December [  ], 2009, the Sponsor made a $20 capital contribution to USCI. Additionally, Wainwright Holdings, Inc. (“Wainwright”) contributed $980 to USCI for its limited partnership interest. The Sponsor is 100% owned by Wainwright which is controlled by the President of the Sponsor.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
3.1***	Certificate of Statutory Trust of the registrant.
3.2***	Declaration of Trust and Trust Agreement of the registrant.
3.3*	Form of Amended and Restated Declaration of Trust and Trust Agreement (included as Appendix B to the prospectus).
3.4**	Fourth Amended and Restated Limited Liability Company Agreement of the Sponsor.
5.1*	Opinion of Sutherland Asbill & Brennan LLP relating to the legality of the Units.
8.1*	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.
10.1*	Form of Authorized Purchaser Agreement.
10.2*	Form of Marketing Agent Agreement.
10.3*	Form of Custodian Agreement.
10.4*	Form of Administrative Agency Agreement.
23.1*	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1).
23.2(a)*	Consent of independent registered public accounting firm.
23.2(b)*	Consent of independent registered public accounting firm.
99.1*	Customer Agreement for Futures Contracts.

*	To be filed in a subsequent pre-effective amendment.
**	Incorporated by reference to the Quarterly Report on Form 10-Q for the United States Oil Fund, LP, for the period ended September 30, 2009, filed on November 9, 2009.
***	Incorporated by reference to the Registrant’s initial Registration Statement on Form S-1 filed on December 24, 2009.

(b) Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moraga, state of California, on February 12, 2010.

UNITED STATES COMMODITY INDEX FUNDS TRUST
By: United States Commodity Funds LLC as Sponsor
By: /s/ Nicholas D. Gerber Nicholas D. Gerber Chief Executive Officer of United States Commodity Funds LLC

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date
/s/ Nicholas D. Gerber Nicholas D. Gerber	Management Director Chief Executive Officer of United States Commodity Funds LLC (Principal Executive Officer)	February 12, 2010
/s/ Howard Mah Howard Mah	Management Director Chief Financial Officer and Secretary of United States Commodity Funds LLC (Principal Financial and Accounting Officer)	February 12, 2010
* Andrew Ngim	Management Director Treasurer of United States Commodity Funds LLC	February 12, 2010
* Robert Nguyen	Management Director of United States Commodity Funds LLC	February 12, 2010
* Peter M. Robinson	Independent Director of United States Commodity Funds LLC	February 12, 2010
* Malcolm R. Fobes III	Independent Director of United States Commodity Funds LLC	February 12, 2010
* Gordon L. Ellis	Independent Director of United States Commodity Funds LLC	February 12, 2010
*	Signed by Howard Mah pursuant to a power of attorney signed by each of the directors and filed as part of the registration statement on Form S-1 filed on December 24, 2009.

EXHIBIT INDEX

Exhibit No.	Description
3.1***	Certificate of Statutory Trust of the registrant.
3.2***	Declaration of Trust and Trust Agreement of the registrant.
3.3*	Form of Amended and Restated Declaration of Trust and Trust Agreement (included as Appendix B to the prospectus).
3.4**	Fourth Amended and Restated Limited Liability Company Agreement of the Sponsor.
5.1*	Opinion of Sutherland Asbill & Brennan LLP relating to the legality of the Units.
8.1*	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.
10.1*	Form of Authorized Purchaser Agreement.
10.2*	Form of Marketing Agent Agreement.
10.3*	Form of Custodian Agreement.
10.4*	Form of Administrative Agency Agreement.
23.1*	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1).
23.2(a)*	Consent of independent registered public accounting firm.
23.2(b)*	Consent of independent registered public accounting firm.
99.1*	Customer Agreement for Futures Contracts.

*	To be filed in a subsequent pre-effective amendment.
**	Incorporated by reference to the Quarterly Report on Form 10-Q for the United States Oil Fund, LP, for the period ended September 30, 2009, filed on November 9, 2009.
***	Incorporated by reference to the Registrant’s initial Registration Statement on Form S-1 filed on December 24, 2009.